UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to § 240.14a-12

FIRST MERCHANTS CORPORATION
(Name of Registrant as Specified In Its Charter)

_____________________________________
(Name of Person(s) Filing Proxy Statement
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee paid previously with preliminary materials.
[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-b(i)(1) and 0-11.

FIRST MERCHANTS CORPORATION
200 EAST JACKSON STREET
MUNCIE, INDIANA 47305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2023

The annual meeting of the shareholders of First Merchants Corporation (“FMC” or the “Company”) will be held on Wednesday, May 10, 2023, at 4:00 p.m., Eastern Daylight Time. This year's annual meeting will again be a completely "virtual meeting" of stockholders. You will be able to attend the meeting, as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/FRME2023 and entering the 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting shall be held for the following purposes:

(1)    To elect five directors to hold office for terms of three (3) years, one director to hold office for a term of two (2) years, and two directors to hold office for terms of one (1) year, all to serve until their successors are duly elected and qualified.

(2)    To vote on an advisory, non-binding resolution to approve the compensation of the Company’s named executive officers.

(3)    To ratify the appointment of the firm of FORVIS, LLP as the independent auditor for 2023.

(4)    To transact such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on March 13, 2023, shall be entitled to notice of and to vote at the meeting.

                            By Order of the Board of Directors

                            Brian T. Hunt
                            Secretary
Muncie, Indiana
March 29, 2023

YOUR VOTE IS IMPORTANT!

EVEN IF YOU PLAN TO ATTEND OUR VIRTUAL MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY VIA THE INTERNET OR TELEPHONE, OR TO SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE, AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

FIRST MERCHANTS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2023

TABLE OF CONTENTS

I.	VOTING YOUR SHARES	1
	VOTING BY PROXY	2
II.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	2
	SECURITY OWNERSHIP OF MANAGEMENT	3
III.	THE BOARD OF DIRECTORS	4
	VOTING ITEM 1: ELECTION OF DIRECTORS	5
	DIRECTORS WHOSE TERMS ARE NOT EXPIRING	12
IV.	CORPORATE GOVERNANCE	15
	CORPORATE GOVERNANCE GUIDELINES	15
	CODE OF CONDUCT	16
	DIRECTOR INDEPENDENCE	16
	BOARD MEETINGS	16
	DIRECTORS’ ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS	16
	THE BOARD LEADERSHIP STRUCTURE	17
	THE BOARD’S ROLE IN RISK OVERSIGHT	17
	SHAREHOLDER COMMUNICATIONS AND ENGAGEMENT WITH BOARD AND EXECUTIVE MANAGEMENT	17
	THE COMPANY'S ENVIRONMENTAL, SOCIAL AND GOVERNANCE PROGRAM ("ESG")	18
V.	BOARD COMMITTEES	18
	THE STANDING COMMITTEES	18
	THE AUDIT COMMITTEE	19
	THE AUDIT COMMITTEE REPORT CONCERNING AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022	20
	THE NOMINATING AND GOVERNANCE COMMITTEE	22
	THE COMMITTEE’S POLICY AND PROCESS FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS	22
	THE COMMITTEE’S CRITERIA AND PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR	23
	THE COMMITTEE’S CONSIDERATION OF DIVERSITY IN IDENTIFYING NOMINEES	24

i

	THE RISK AND CREDIT POLICY COMMITTEE	26
	THE COMPENSATION AND HUMAN RESOURCES COMMITTEE	27
	COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	28
	THE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT	29
VI.	INFORMATION ABOUT OUR EXECUTIVE OFFICERS	29
VII.	COMPENSATION OF THE NAMED EXECUTIVE OFFICERS	30
	THE NAMED EXECUTIVE OFFICERS	30
	COMPENSATION DISCUSSION AND ANALYSIS	30
	•THE OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM AND THE PROCESS FOR IMPLEMENTING THESE OBJECTIVES	30
	•THE MATERIAL ELEMENTS OF NEO COMPENSATION AND HOW EACH OF THESE ELEMENTS PROMOTES THE COMPANY’S STRATEGIC OBJECTIVES	31
	•THE RELATIONSHIP BETWEEN NEO COMPENSATION AND THE COMPANY’S PERFORMANCE	31
	•PEER GROUP	32
	•COMPENSATION CONSULTANT	33
	•INFORMATION CONCERNING EACH MATERIAL ELEMENT OF NEO COMPENSATION	33
	•BASE SALARY	33
	•SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM (“SMICP”)	34
	•LONG-TERM EQUITY INCENTIVE PLAN (“LTEIP”)	35
	•EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)	36
	•RETIREMENT PENSION PLAN (“PENSION PLAN”)	36
	•RETIREMENT AND INCOME SAVINGS PLAN (“§401(K) PLAN”)	37
	•2011 EXECUTIVE DEFERRED COMPENSATION PLAN (“EDCP”)	37
	•CHANGE OF CONTROL AND OTHER EMPLOYMENT OR SEVERANCE AGREEMENTS	38
	•MITIGATION OF RISKS	38
	•SHAREHOLDER ADVISORY VOTE ON NEO COMPENSATION AT 2022 ANNUAL MEETING	40
	COMPENSATION TABLES	40
	•SUMMARY COMPENSATION TABLE	40
	•GRANTS OF PLAN-BASED AWARDS TABLE	42
	•OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	42
	•OPTION EXERCISES AND STOCK VESTED TABLE	43
	•PENSION BENEFITS TABLE	44
ii

	•NON-QUALIFIED DEFERRED COMPENSATION TABLE	45
	•CHANGE OF CONTROL AGREEMENTS TABLE	45
	RATIO OF ANNUAL TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER TO MEDIAN EMPLOYEE	47
	PAY VERSUS PERFORMANCE	47
	•PAY VERSUS PERFORMANCE TABLE	47
	•DESCRIPTION OF RELATIONSHIPS AMONG PAY VERSUS PERFORMANCE MEASURES	50
	•TABULAR LIST OF MOST IMPORTANT PERFORMANCE MEASURES	52
	VOTING ITEM 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS	52
VIII.	COMPENSATION OF DIRECTORS	53
	EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS	53
	NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN	54
	DIRECTOR COMPENSATION FOR 2022 FISCAL YEAR	55
IX.	TRANSACTIONS WITH RELATED PERSONS	56
X.	DELINQUENT SECTION 16(a) REPORTS	57
XI.	INDEPENDENT AUDITOR	57
	FEES FOR PROFESSIONAL SERVICES RENDERED BY FORVIS, LLP	57
	THE AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES	58
	VOTING ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR 2023	58
XII.	SHAREHOLDER PROPOSALS	58
XIII.	OTHER MATTERS	59

iii

March 29, 2023

FIRST MERCHANTS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2023

To the shareholders of First Merchants Corporation (“FMC”, "First Merchants", or the “Company”):

We are providing you the notice of annual meeting of shareholders and this proxy statement in connection with FMC’s annual meeting of shareholders to be held on Tuesday, May 10, 2023, at 4:00 p.m., Eastern Daylight Time (the “Annual Meeting”). You may attend the virtual meeting by going to www.virtualshareholdermeeting.com/FRME2022. The Board of Directors (the “Board”) of the Company is soliciting your proxy to be voted at the Annual Meeting.

The U.S. Securities and Exchange Commission (“SEC”) “notice and access” rule allows us to furnish these proxy materials over the Internet, enabling us to reduce the cost of delivering the materials and lessening the environmental impact of our Annual Meeting. Under this rule, we are mailing a notice regarding the availability of proxy materials to most of our shareholders if you haven’t previously informed us that you prefer a paper copy of the proxy materials. This notice contains instructions on how to access the proxy materials over the Internet. It also contains instructions on how shareholders may receive a paper or electronic copy of the proxy materials, including a proxy statement, annual report and a proxy card. If you received a paper or electronic copy of the proxy materials, you also received a proxy card that can be used to vote your shares.

The distribution of these proxy materials is expected to commence on or about March 29, 2023.

I. VOTING YOUR SHARES

Each share of FMC common stock issued and outstanding as of the close of business on the record date for the Annual Meeting, March 13, 2023 (the “Record Date”), is entitled to be voted on all items being voted upon at the Annual Meeting. As of the close of business on the Record Date, there were 59,643,422 shares outstanding and entitled to vote.

Each share of FMC common stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of all items submitted to the shareholders for consideration other than the election of directors, as described above, which is based on a plurality of votes cast.

Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker non-votes will not be counted. The Secretary will count the votes and announce the preliminary results of the voting at the Annual Meeting. The Company will publish final results on Form 8-K within four business days following the end of the meeting in accordance with an SEC rule.

You may vote shares held directly in your name as the shareholder of record by participating in the virtual meeting. Even if you plan to do so, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the meeting.

VOTING BY PROXY

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•By Internet - Shareholders who received a notice regarding the availability of proxy materials may submit proxies over the Internet before the meeting by going to www.proxyvote.com and by following the instructions on the notice. Shareholders who received a paper or electronic copy of a proxy card may submit proxies over the Internet by following the instructions on the proxy card.

•By Telephone -Shareholders who live in the United States or Canada may submit proxies by telephone by calling toll-free 1-800-690-6903 on a touch-tone telephone and following the instructions. Shareholders who received a notice regarding the availability of proxy materials should have the notice in hand when calling, and shareholders who received a paper or electronic copy of a proxy card should have the proxy card in hand when calling.

•By Mail - Shareholders who received a paper or electronic copy of a proxy card may submit proxies by mail by completing, signing and dating the proxy card and mailing it in the postage-paid envelope we have provided or by returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

After submitting a proxy, you have the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary received prior to the Annual Meeting, by submitting a new proxy via the Internet, telephone or mail, or by voting at the virtual meeting. Your shares will be voted in accordance with your specific instructions given when submitting your proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR election to the Board of all nominees listed in Item 1 of the proxy; FOR approval of the compensation of the Company’s named executive officers; and FOR ratification of the appointment of the firm of FORVIS, LLP as the Company’s independent auditor for 2023.

If any director-nominee named in this proxy statement becomes unable or declines to serve (an event that we do not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board, if the Board determines to fill such nominee’s position.

II. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best of our knowledge, the following table shows the only beneficial owners of more than 5% of the outstanding FMC common stock as of the Record Date.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	6,426,077(1)	.....................................	10.79%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,127,631(2)	.....................................	6.9%

EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	3,080,102(3)	.....................................	5.2%

(1)Based on a Schedule 13G filing with the SEC, The Vanguard Group ("Vanguard") is an investment adviser in accordance with Rule 13(d)-1(b)(1)(ii)(E) under the Securities Exchange Act of 1934. Vanguard indicated that it has shared power to vote or to direct the vote with respect to 48,991 shares, sole dispositive power with respect to 6,319,900 shares, and shared dispositive power with respect to 106,177.

(2)Based on a Schedule 13G filing with the SEC, BlackRock, Inc. ("BlackRock") is a parent holding company or control person in accordance with Rule 13(d)-1(b)(1)(ii)(G) under the Securities Exchange Act of 1934. BlackRock indicated that it has sole power to vote or to direct the vote with respect to 4,001,934 shares, and sole dispositive power with respect to 4,127,631 shares. BlackRock filed on behalf of the following subsidiaries: BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Investment Management (UK) Ltd., BlackRock (Netherlands) B.V., BlackRock Financial Management, Inc., BlackRock Investment Management (Australia) Limited, Aperio Group, LLC, BlackRock Fund Managers, Ltd., and BlackRock Life Limited.

(3)Based on Schedule 13G filing with the SEC, EARNEST Partners, LLC ("EARNEST") is an investment advisor in accordance with Rule 13(d)-1 (b)(1)(ii)(E) under the Securities Exchange Act of 1934. EARNEST indicated that it has sole power to vote or to direct the vote with respect to 1,973,509 shares, and sole dispositive power with respect to 3,080,102 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table individually lists the amount and percent of the outstanding FMC common stock beneficially owned on the Record Date by the directors, the director-nominees, each of the named executive officers (“NEOs”) listed in the Summary Compensation Table on page 40, and all of the directors, director-nominees and executive officers as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power. The information provided in the table is based on FMC’s records and information filed with the SEC and provided to the Company.

The number of shares beneficially owned by each person is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes shares of which a person has the right to acquire beneficial ownership on or before May 10, 2023 (60 days after the Record Date) by exercising vested stock options (“Vested Options”) awarded to participants under FMC’s Long-term Equity Incentive Plan (“LTEIP”). It also includes shares of restricted stock (“Restricted Shares”) awarded to participants under the LTEIP or under FMC’s Equity Compensation Plan for Non-Employee Directors that are still subject to restrictions.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael R. Becher	22,239(1)	*
Susan W. Brooks	3,510(2)	*
Mung Chiang	0(3)	*
Patrick J. Fehring	180,035(4)	*
Michael J. Fisher	8,477(5)	*
F. Howard Halderman	18,345(6)	*
Mark K. Hardwick	99,673(7)	*
William L. Hoy	32,929(8)	*
Kevin D. Johnson	901(9)	*
Clark C. Kellogg	6,845(10)	*
Gary J. Lehman	45,010(11)	*
Michael C. Rechin	106,078(12)	*
Charles E. Schalliol	35,657(13)	*
Jason R. Sondhi	940(14)	*
Jean L. Wojtowicz	48,371(15)	*
Stephan H. Fluhler	26,174(16)	*
Michele M. Kawiecki	28,579(17)	*
John J. Martin	48,870(18)	*
Michael J. Stewart	79,896(19)	*
Directors and Executive Officers as a Group (19 persons)	792,530(20)	1.32%

*    Percentage beneficially owned is less than 1% of the outstanding shares.

(1)    Includes 6,441 Restricted Shares and 1,500 shares that Mr. Becher has the right to acquire by exercising Vested Options.

(2) Ms. Brooks was appointed to the Board on February 9, 2021. All shares are Restricted Shares.

(3)    Dr. Chiang was appointed to the Board on February 8, 2023.

(4)    Mr. Fehring was appointed to the Board on May 10, 2022. Includes 1,444 Restricted Shares, 28,698 shares that Mr. Fehring has the right to acquire by exercising Vested Options, and 20,605 shares held by Mr. Fehring's spouse.

(5)    Includes 5,644 Restricted Shares.

(6)    Includes 6,250 Restricted Shares.

(7)    Includes 34,375 Restricted Shares, 2,908 Phantom Shares, and 446 shares held by Mr. Hardwick’s spouse, Catherine Hardwick.

(8)    Includes 5,644 Restricted Shares.

(9)    Mr. Johnson was appointed to the Board on June 23, 2022. All shares are Restricted Shares.

(10)    Includes 5,683 Restricted Shares and 409 shares held by the Rosella Kellogg Revocable Trust.

(11)    Includes 5,644 Restricted Shares and 32,805 shares held by the Gary J. Lehman Living Trust.

(12)    Includes 19,811 Restricted Shares and 81,145 shares held jointly by Mr. Rechin with his spouse, Debra Rechin.

(13)    Includes 8,297 Restricted Shares and 3,000 shares that Mr. Schalliol has the right to acquire by exercising Vested Options.

(14)    Mr. Sondhi was appointed to the Board on June 23, 2022. All shares are Restricted Shares.

(15)    Includes 6,595 Restricted Shares and 3,000 shares that Ms. Wojtowicz has the right to acquire by exercising Vested Options.

(16)    Includes 16,811 Restricted Shares and 510 Phantom Shares.

(17)    Includes 22,214 Restricted Shares.

(18)    Includes 23,463 Restricted Shares.

(19)    Includes 28,188 Restricted Shares.

(20)    Includes 201,856 Restricted Shares and 36,198 shares that the directors and executive officers as a group have the right to acquire by exercising Vested Options.

III. THE BOARD OF DIRECTORS

FMC’s Bylaws authorize the Board to fix the number of directors from time to time by resolution within a range of nine and fifteen directors. Effective February 8, 2023, the Board fixed this number at fifteen (15). Under the Bylaws, the Board is divided into three classes, with each class of directors serving staggered three-year terms or until their successors are elected and qualified. The current directors in each class are eligible for re-election to a new term by the shareholders at the Annual Meeting held in the year in which the term for their class expires, except that vacancies occurring between Annual Meetings caused by a director’s resignation, death or other incapacity, or by an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board until the next Annual Meeting.

With the exception of Patrick A. Sherman, a Class III director who retired on May 10, 2022, all of the directors serving on the Board at the conclusion of the 2022 Annual Meeting of Shareholders remain on the Board as of the date of this proxy statement. On May 10, 2022, Patrick J. Fehring was appointed to fill the Class III vacancy created by Mr. Sherman’s retirement. In addition, since that time, the Board has increased its size from twelve (12) to fifteen (15) directors. On June 22, 2022, the Board appointed Kevin D. Johnson and Jason R. Sondhi as directors, placing them in Class I and Class III, respectively, and on February 8, 2023, the Board appointed Mung Chiang as a director, placing him in Class II. In each case, the directors joining our Board since our prior Annual Meeting, were appointed to initial terms that continue until the 2023 Annual Meeting of Shareholders.

The Bylaws of the Corporation provide that a director shall not continue to serve after the Annual Meeting following the end of the calendar year in which he or she attains age 73. On February 9, 2021, the Board waived this mandatory retirement provision for the purpose of allowing the Company's Chairman, Charles E. Schalliol, to remain a member of the Board and Chairman until the Company's 2023 Annual Meeting, subject to his re-election to the Board by the shareholders at the Company's 2022 Annual Meeting. Mr. Schalliol was elected for a three (3) year term at the 2022 Annual Meeting. On February 7, 2023, the Board extended Mr. Schalliol's term to remain a member of the Board and Chairman for an additional year, until the Company's 2024 Annual Meeting. At the same time, the Board appointed Jean L. Wojtowicz as Vice Chairperson.

All of FMC’s directors also serve as directors of its wholly owned subsidiary, First Merchants Bank (“FMB”).

VOTING ITEM 1: ELECTION OF DIRECTORS

Eight (8) directors will be elected at the Annual Meeting. All of the current Class II directors, Susan W. Brooks, Mung Chiang, Michael J. Fisher, Gary J. Lehman, and Jean. L. Wojtowicz, whose terms will expire as of the 2023 Annual Meeting, have been nominated to serve new three-year terms expiring as of the 2026 Annual Meeting. In addition, Kevin D. Johnson has been nominated to serve a two-year term expiring as of the 2025 Annual Meeting and Patrick J. Fehring and Jason R. Sondhi have been nominated to serve a one-year term expiring as of the 2024 Annual Meeting.

There are no family relationships among the Company’s executive officers and directors.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES:

Class II (Terms expire 2023)
Susan W. Brooks age 62 Director since 2021	Susan W. Brooks is an accomplished former Congresswoman and former U.S. Attorney who has driven key legislation to reform emergency response, healthcare, manufacturing, technology innovation, higher education and public safety. She is known for her bipartisan relationships and as a catalyst for economic development. From 2013-2021, she served as the U.S. Representative for the 5th District of Indiana, which spans eight diverse counties throughout the central part of Indiana. Ms. Brooks was a member of the House Energy and Commerce Committee, and held subcommittee roles in Health; Communications and Technology; Commerce, Manufacturing and Trade; and Oversight and Investigations. She also co-founded the 5G Caucus which propelled the United States as a 5G thought leader, driving economic growth and digital innovation. She served on the Select Committee on the Modernization of Congress and on the House Committee on Education and Workforce and Homeland Security Committee.

Brooks is a champion of diversity and inclusion and has elevated Indiana women to leadership positions. She co-chaired the Women’s Caucus and Women in High Tech Coalition and served as the Recruitment Chair for the National Republican Congressional Committee (NRCC). In addition, Brooks served as the Chair for the House Ethics Committee where she reformed deficiencies in the Congressional Accountability Act (CAA) after the #MeToo movement. She oversaw multiple high-profile investigations of Members of Congress during this time.

Prior to Congress, Brooks served as Senior Vice President and General Counsel for Ivy Tech Community College of Indiana. and U.S. Attorney for the Southern District of Indiana, acting as the chief federal law enforcement officer for most of the state. Prior to her appointment as U.S. Attorney, Brooks practiced law at the Indianapolis law firm of Ice Miller in the Government Services Practice Group. Brooks also served as Deputy Mayor for the City of Indianapolis under Mayor Stephen Goldsmith overseeing public safety operations and helped manage law enforcement and emergency response efforts. Previously, she practiced criminal defense law in state and federal courts throughout Indiana.

She has served on numerous nonprofit boards, including the Children’s Museum of Indianapolis and St. Vincent Hospital, She serves on the Board of Visitors for IU’s Robert H. McKinney School of Law, and Legal Services Corporation Leaders Council. She is originally from Fort Wayne, Indiana and currently resides in Carmel, Indiana. Both Fort Wayne and Indianapolis are high-growth markets of the Bank. Brooks has received dozens of awards. In 2020, she received the Congressional Award from the Community Anti-Drug Coalitions of America. In 2015, she received the Congressional Biosecurity Champion Award from the Alliance for Biosecurity; the Champion of Healthcare Innovation Award from the Healthcare Leadership Council; and the Manufacturing Legislative Excellence Award from National Association of Manufacturers (NAM); and Government Leader of the Year from the Indiana Chamber of Commerce in 2014.

Brooks is affiliated with the Indiana University Robert H. McKinney School of Law as a Distinguished Scholar and Ambassador at Large. Brooks is a member of the Board of Directors of TeamHealth of Knoxville, TN, one of the largest integrated care providers in the country. Brooks serves on the Indiana Governor's Public Health Commission, Co-Chairs the CSIS Commission on America's Health Security, serves on the Bipartisan Commission on Biodefense and serves on the Advisory Board for the Krach Institute for Tech Diplomacy at Purdue University. Brooks was awarded the Lifetime Achievement Award from the Indiana Lawyer/Indianapolis Business Journal in 2021. Ms. Brooks is Chair of the Board's Nominating & Governance Committee.

Other Public Company Directorships:	Board of Directors of Community Health Systems, Inc. of Franklin, TN, one of the largest providers of general health services in the U. S.

Ms. Brooks' specific experience and qualifications to serve as a director	Brooks has advised companies, non-profits, educational institutions, and hospitals on operations and workforce planning and development during organizational transformations. Brooks is passionate about leading and developing people and teams. Bringing a positive attitude to challenging issues, she believes that collaboration with diverse perspectives is a key factor in solving problems. She is a strong proponent of change and leverages facts to inform decision making.

Mung Chiang age 46 Director since 2023
Mung Chiang became President of Purdue University on January 1, 2023, and is the Roscoe H. George Distinguished Professor of Electrical and Computer Engineering.
From July 2017 to June 2022, he was the John A. Edwardson Dean of the College of Engineering. From April 2021 to December 2022, he was the University’s executive vice president for strategic initiatives. He led Purdue Engineering to its first back-to-back top 4 graduate rankings in the U.S. while growing it to be the largest top 10 undergraduate engineering college in the country.
As an executive vice president of the University, Chiang worked with many colleagues to help launch initiatives in national security technology and semiconductor and life science manufacturing, in Discovery Park District at Purdue’s aerospace cluster and the Lab to Life residential neighborhood, and in economic growth through federal, state and private-sector opportunities.
Previously, he was the Arthur LeGrand Doty Professor of Electrical Engineering at Princeton University. For his research in wireless networking, Chiang received the National Science Foundation’s Alan T. Waterman Award in 2013, the highest honor presented to an American researcher under the age of 40, and he was elected to the National Academy of Inventors and the Royal Swedish Academy of Engineering Sciences. He received the Distinguished Teaching Award in Engineering at Princeton for developing one of the university’s first massive open online courses, which has been taught to over 400,000 people.
For his pioneering work in edge computing, network utility maximization and wireless resource allocation, he also received the IEEE INFOCOM Achievement Award (2022), Guggenheim Fellowship (2014), IEEE Kiyo Tomiyasu Award (2012), Presidential Early Career Award for Scientists and Engineers (2008) and MIT Technology Review TR35 Award (2007). His research publications on internet congestion control and routing, wireless power control and scheduling, cloud and video optimization, smart data pricing and social learning networks have received over 30,000 citations, with an h-index of 81, and won best paper prizes at IEEE INFOCOM (2012), IEEE SECON (2013) and ACM MobiHoc (2021).
As an inventor and entrepreneur, Chiang has 25 U.S. patents, most of which have been licensed and deployed by the communications and networking industry. He co-founded three startup companies in mobile networks, artificial intelligence and the Internet of Things, based on the research at Princeton Edge Lab, and co-founded a global nonprofit, the OpenFog Consortium, now part of the global Industrial Internet Consortium. He was the founding CEO of DataMi, which has served over 60 million users around the world in bridging the digital divide.
As a diplomat and policymaker, Chiang was the science and technology advisor to the U.S. Secretary of State and initiated the U.S. government’s tech diplomacy programs. Since returning from Washington, D.C., in 2020, he co-founded the Krach Institute of Tech Diplomacy at Purdue and serves as the technology and innovation advisor to his home state of Indiana.

Dr. Chiang's specific experience and qualifications to serve as a director	Dr. Chiang's experience as an educator, university executive and entrepreneur, as well as his skill set related to technology and computing, will help facilitate the Company's economic growth across Indiana and neighboring states.

Michael J. Fisher age 53 Director since 2017	Mr. Fisher is the President and Chief Executive Officer of the Ball Brothers Foundation in Muncie, Indiana (the "Foundation"). Prior to joining the Foundation in 2003, Mr. Fisher worked for Old National Bancorp. In addition to his duties for the Foundation, Mr. Fisher currently serves on the boards of several regional and statewide organizations, including the Indiana Commission for Higher Education, the Edmund F. and Virginia B. Ball Foundation, the IU Health Ball Memorial Hospital, Muncie Aviation Company, Owl Academic & Athletic Boosters, and the IU Lilly Family School of Philanthropy Board of Visitors. He is also a member of the advisory board of Townsend Corporation. Mr. Fisher is a graduate of DePauw University and the Indiana University Lilly Family School of Philanthropy.
Mr. Fisher's specific experience and qualifications to serve as a director	Mr. Fisher brings considerable management skills and leadership experience to the Board. His involvement with many Muncie-area organizations makes him a recognized Muncie civic leader. He also has prior community banking experience. Mr. Fisher resides in Muncie, Indiana, the location of the Company’s principal office and one of its largest markets.

Gary J. Lehman age 70 Director since 2011
Mr. Lehman is a Managing Director of The Cannelton Group (“Cannelton”), a provider of operations and financial assistance to private equity and closely held manufacturing firms. He co-founded Cannelton in 2002. From 2012 to 2014, he was the President of Oerlikon USA Holdings, Inc. which is part of the Oerlikon Group (“Oerlikon”), a leading global technology company based in Switzerland that focuses on providing market-leading technologies and services for surface solutions, man-made fibers manufacturing, drive systems and vacuum pumps and components in growth markets. From 2010 to 2012, Mr. Lehman was the CEO of Oerlikon’s Drive Systems segment. This segment includes Fairfield Manufacturing Company Inc. (“Fairfield”), Lafayette, Indiana, the largest independent gear manufacturer in the United States, which Oerlikon acquired in 2007. When Oerlikon acquired Fairfield, Mr. Lehman was Fairfield’s President and CEO, and he continued in this position until 2012 and as Fairfield’s Chair until 2014. Prior to co-founding Cannelton in 2002, Mr. Lehman was President and CEO of Philips Lighting Electronics NA and Advance Transformer, a wholly owned subsidiary of Philips Electronics NV; and Senior Vice President of Worldwide Operations and General Manager of the Body Systems Division of ITT Automotive. Mr. Lehman is currently a member of the Boards of Greater Lafayette Commerce, Wabash Heartland Innovation Network, Indiana Chamber of Commerce and North Central Health Services. Mr. Lehman is Vice Chairman of the Purdue University Board of Trustees and has served on the Indiana Commission for Higher Education. Mr. Lehman serves on the Board’s Compensation and Human Resources Committee.

Mr. Lehman’s specific experience and qualifications to serve as a director	He has extensive and varied business and executive leadership skills and experience gained as the CEO of companies that compete in global, high technology markets. FMC also benefits from his insights gained from integrating business units of a major international company, including issues involving operations and risk management. He resides in Lafayette, Indiana, one of FMC’s principal markets.

Jean L. Wojtowicz age 65 Director since 2004
Ms. Wojtowicz is the President and CEO of Cambridge Capital Management Corp. (“Cambridge”), an Indianapolis-based manager of nontraditional sources of capital for businesses. Since Ms. Wojtowicz founded the company in 1983, Cambridge has provided more than $820 million to more than 1,800 businesses in the manufacturing, service and retail sectors. Cambridge manages the Indiana Statewide Certified Development Corporation, which provides fixed-asset financing to small businesses; the Indiana Community Business Credit Corporation, a consortium of financial institutions that pool money to provide loans to businesses in a growth stage; and Lynx Capital Corporation, which provides debt financing to minority-owned companies. Cambridge is also the general partner of Cambridge Ventures L.P., a licensed small business investment company. She previously served as the lead independent director on the Board of Directors of Vectren Corporation, a New York Stock Exchange energy holding company serving Indiana and Ohio. Ms. Wojtowicz is one of the seven members of the Indiana Department of Financial Institutions, the agency responsible for supervising financial institutions incorporated in Indiana. She also serves as a director of American United Mutual Insurance Holding Company, where she Chairs the Investment Committee and is a member of the Executive Committee and the Audit Committee. She also serves on the Boards of the Indiana Chamber of Commerce, Indianapolis Chamber of Commerce, Greater Indianapolis Progress Committee, Goodwill of Central and Southern Indiana, and Indiana Chamber Foundation and INBK (Audit Chair). Ms. Wojtowicz authors frequent articles and columns for the Indianapolis Business Journal, Hoosier Banker, and other business and financial publications. Ms. Wojtowicz is the Company's Vice Chair and also serves on the Board’s Audit Committee, Nominating and Governance Committee, and the Compensation and Human Resources Committee..

Ms. Wojtowicz’s specific experience and qualifications to serve as a director
She is a recognized leader with broad knowledge of the banking and financial services industry. She has business and financial acumen and has acquired valuable expertise in the areas of risk management and compliance. The Indiana Chamber of Commerce named Ms. Wojtowicz the “2011 Business Leader of the Year” because of her significant contributions to the state’s economy and workforce by connecting small businesses with funding options and vital entrepreneurial advice. As a female, Ms. Wojtowicz adds to the Board’s diversity, which the Company believes significantly benefits the Board, the Company, and the shareholders. The Board has determined that she is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. She resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Other public company directorships	Ms. Wojtowicz serves as a director of First Internet Bancorp, a Nasdaq company, where she chairs the Audit Committee and serves as a director of its banking subsidiary, First Internet Bank of Indiana.

Class I (Term expires 2025)
Kevin D. Johnson Age 58 Director since 2022
Kevin D. Johnson is the President and Chief Executive Officer for the Detroit Economic Growth Corporation ("DEGC"), the city’s leading inclusive economic development driver. He has served as President and CEO since June 2018. Under Johnson’s leadership, the organization focuses on job creation, capital investment and small business growth for the City of Detroit. Access, inclusion and financial growth for all Detroiters form the foundation of all DEGC work. As President and CEO, Johnson spearheads DEGC’s economic development initiatives, including business attraction and retention, neighborhood small-business growth and international investment. In this role, Johnson

Most recently, Johnson was integral in bringing the $4.5 billion Fiat Chrysler/Stellantis investment to Detroit and, with it, thousands of Stellantis and supplier jobs.

Johnson has served in both public and private economic-development positions throughout the U.S., including roles in Arizona, Florida, North Carolina and Georgia. In his most previous role at Invest Atlanta, Johnson led the economic development program for the city, helping to create jobs and generating billions of dollars in new capital investment.
Johnson began his career nearly 30 years ago as the Assistant County Manager and Director of Economic Development for Caswell County (NC) Municipal Government. Throughout his career, he has held a variety of leadership positions including President of the Athens Area Chamber of Commerce, Vice President of business development for the Greater Phoenix Economic Council and Vice President of Business Development for Research Triangle Foundation in North Carolina.

Johnson received his Bachelor of Science in Political Science and Pre-Law from South Carolina State University. He received his Certified Economic Developer designation from the International Economic Development Council and has received numerous professional and community awards. Johnson was named one of the Top 50 Economic Developers of 2019 by Consultant Connect, a consulting agency designed to bridge the gap between economic developers and site consultants. He also serves as a member of the International Economic Development Council. He is also on the board of directors with the Downtown Detroit Partnership, Detroit Riverfront Conservancy, Tech Town, and the Economic Development Leaders of Michigan.

Mr. Johnson’s specific experience and qualifications to serve as a director	A veteran of the economic development industry, Mr. Johnson provides the Board with insight into the banking needs of small businesses in low-moderate income areas, including those in Detroit, Michigan.

Class III (Terms expire 2024)
Patrick J. Fehring Age 65 Director since 2022	Patrick J. Fehring, retired President and Chief Executive Officer of Level One Bank and Level One Bancorp, Inc., served in that position since the founding of Level One Bank in 2007 until its merger with First Merchants in 2022. Before founding Level One, Fehring spent 27 years with Fifth Third Bancorp and its affiliates, most recently as President of Fifth Third Bank, Eastern Michigan. Mr. Fehring is an active leader in the local community, where he is engaged with the Entrepreneurs Organization and serves as a Board Member of Ascension Health Michigan and as Board Chair of Catholic Foundation of Michigan. Fehring received his Bachelor of Science in Business from Miami University in Ohio.

Mr. Fehring’s specific experience and qualifications to serve as a director	Mr. Fehring is an experienced banker, proven leader, former Chairman of a publicly held bank and one of the Board’s connections to the Michigan Region.
Jason R. Sondhi Age 39 Director since 2022	Jason R. Sondhi is the founder and CEO of Sondhi Solutions, a leading IT consulting and staffing firm located in Indianapolis. Mr. Sondhi has grown Sondhi Solutions to multiple markets and the company has topped the Indianapolis Business Journal’s Fastest Growing Companies list in 2015-2016 and landed on the Inc. 5000 from 2014-2016. With a focus on supporting its employees, Sondhi Solutions was honored with the Top Places to Work award in 2018, 2019, and 2021. As a leader in the community, “giving back” has been a top priority for Mr. Sondhi over his career. He sits on the board of Weaver Popcorn Fundraising, an organization that empowers individuals and organizations in need by fulfilling a goal through technology and products. He created IT Equipment Round UP which provides gently used IT equipment to non-profits, and he started Jingle Books, a yearly holiday fundraiser providing Indianapolis children books to inspire and educate. To date, 8,000+ books have been collected. Mr. Sondhi has been an active donor and volunteer with the Christel DeHaan Foundation and sits on the Park Tudor Alumni Board.
Mr. Sondhi's specific experience and qualifications to serve as a director	Mr. Sondhi provides the Board with critical experience in technology and cybersecurity.

DIRECTORS WHOSE TERMS ARE NOT EXPIRING

The terms of the following directors are not expiring as of the 2023 Annual Meeting. They will continue to serve as directors for the remainder of their terms or until otherwise provided in the Company’s Bylaws.

Class III (Terms expire 2024):
Michael R. Becher, CPA age 69 Director since 2012	Mr. Becher was the Managing Partner of the Indianapolis office of Deloitte & Touche LLP (“Deloitte”) for more than 20 years, until his retirement in June 2012. Deloitte is one of the largest professional services organizations in the United States. While he was the Managing Partner, Deloitte experienced significant growth in the Indianapolis market. Mr. Becher also held other national and regional leadership positions during his more than 37-year career with Deloitte. As an audit partner, Mr. Becher served public and private companies in industries such as financial services, retail and manufacturing, and tax-exempt organizations. Since 2013, Mr. Becher has been a strategic advisor to Krieg DeVault LLP, an Indianapolis-based, business-focused law firm. He recently chaired the Board of Trustees and is a member of the Executive, Audit and Risk, Governance and Finance Committees of Marian University. Mr. Becher and his wife are Co-Chairs of the "Journey to 30" campaign at Marion University, which will raise significant funds for scholarships, especially for the disadvantaged. He is a director and member of the Executive and Finance Committees of the Indianapolis Symphony. He is a member of the Board of the United Way of Central Indiana (UWCI) where he also serves on the Capital Projects Committee. He also chairs Always United, a part of the UWCI, which provides services and community volunteer opportunities to retirees and near-retirees. He is a member of a peer group of Audit Committee Chairs of similar size banks located throughout the United States. Mr. Becher chairs the Board’s Audit Committee and also serves on the Nominating and Governance Committee.
Mr. Becher’s specific experience and qualifications to serve as a director	He has considerable tax, accounting and financial expertise acquired through his professional training as a certified public accountant. He is familiar with the financial services industry because of his experience derived from auditing companies in that industry. He has acquired an understanding of risk management, regulatory and compliance issues, and he has gained management experience as the head of a large office and national and regional leadership position of a Big Four accounting firm that provides professional services to large public companies as well as smaller private businesses. The Company also benefits from Mr. Becher’s experience serving on a number of audit committees. The Board has determined that he is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. Mr. Becher resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Mark K. Hardwick age 52 Director since 2021
Mr. Hardwick currently serves as the Chief Executive Officer of First Merchants Corporation and First Merchants Bank. He joined First Merchants in November 1997 as Corporate Controller and was promoted to Chief Financial Officer in April of 2002. In June of 2007, Mr. Hardwick also assumed all leadership responsibilities related to operations, technology, and risk management for the Corporation. In 2016, Mr. Hardwick's title expanded to include Chief Operating Officer, overseeing the leadership responsibilities for finance, operations, technology, risk, legal, and facilities for the Corporation. In 2021, he was promoted to Chief Executive Officer. Prior to joining First Merchants Corporation, Mr. Hardwick served as a senior accountant with BKD, LLP in Indianapolis. Mr. Hardwick is a trustee for Ball State University, serving as the Chair for the Audit Committee. He is also a member of Next Muncie. He was inducted into the Ball State University Athletics Hall of Fame in 2012. He was also the recipient of the Indianapolis Business Journal's "CFO of the Year" in 2012.

Mr. Hardwick’s specific experience and qualifications to serve as a director	As the Corporation's Chief Executive Officer, a long-tenured officer of the Bank and a Certified Public Accountant, Mr. Hardwick brings an array of experience and talent to the Board. His extensive community involvement in Muncie, Indiana, the Corporation's headquarters, is also an asset to the Corporation.

William L. Hoy age 74 Director since 2007
Mr. Hoy is the CFO and Chairman of the Board of Columbus Sign Company, Columbus, Ohio, a custom sign and graphic fabricator that has served central Ohio and beyond for more than 100 years and is one of Ohio’s largest full-service sign companies. Columbus Sign’s business encompasses all phases of signage production including interior and exterior sign design, fabrication and installation. Mr. Hoy has headed Columbus Sign for the past 30 years. He is also the co-owner of Hoy Properties LLC, a real estate company based in Columbus that owns the property where Columbus Sign is located. Mr. Hoy also has interests in, and assists in the operation of, two equestrian-related businesses. Before joining the FMC Board, Mr. Hoy was a founding director of Commerce National Bank, beginning in 1991 and continuing until after its acquisition by FMC in 2002. Mr. Hoy is an advisory director of the Columbus Zoo and Aquarium, one of America’s leading zoos, and the Past Chair of the Columbus Zoo’s Board of Directors. Mr. Hoy serves on the Board’s Compensation and Human Resources Committee.

Mr. Hoy’s specific experience and qualifications to serve as a director	He has extensive leadership, entrepreneurial and strategic planning abilities which he has demonstrated during many years serving at the helm of a well-established and well-known small business in Central Ohio. The Company also benefits from his standing as a well-known Columbus civic leader. Mr. Hoy is based in the Columbus metropolitan area, one of FMC’s high-growth markets, along with Mr. Kellogg. The Company is committed to expanding its footprint in Columbus, as it has in recent years in Indianapolis. It took an important step in this direction by acquiring its second and third Columbus-based financial institutions, Cooper State Bank, in 2015 and The Arlington Bank, in May 2017.

Class I (Terms expire 2025):
F. Howard Halderman age 56 Director since 2013
Mr. Halderman is the President and CEO of Halderman Farm Management Service, Inc. (“HFMS”), Wabash, Indiana, which provides management services for agricultural properties from coast to coast, and Halderman Real Estate Services, Inc. (“HRES”), Wabash, Indiana, which buys and sells farm real estate through private transactions and public auctions and performs certified farm appraisals, primarily in Indiana, Ohio and Michigan; and is Executive Chair of US Agriculture, LLC, a Registered Investment Adviser with the SEC. Mr. Halderman joined HFMS in 1988 and succeeded his father as President and CEO in 2000. Mr. Halderman co-founded HRES with his father in 1990, and he became the CEO of that company in 2012. Mr. Halderman is an Accredited Farm Manager with the American Society of Farm Managers and Rural Appraisers, and he is a licensed real estate broker in Indiana, Ohio, Georgia, Illinois, Michigan and Kentucky. He serves on the Boards at Parkview Wabash Hospital, LLC, Honeywell Foundation, Inc., Field of Dreams, Inc., and Parkview Health. He is also on the Investment Committee for Community Foundation of Wabash County. Mr. Halderman is Chair of the Board’s Risk and Credit Policy Committee.

Mr. Halderman’s specific experience and qualifications to serve as a director
He has considerable experience and knowledge of the agricultural real estate marketplace throughout the Eastern Corn Belt, which includes the FMC market. Agricultural lending is an important segment of the Company’s business, and Mr. Halderman is the only FMC director who possesses special expertise in this field. His vast network of contacts within the agricultural community in Indiana and nationally benefits the Company. Mr. Halderman owns and operates three farm-related small businesses that are located in an important rural market for the Company.

Clark C. Kellogg age 62 Director since 2019	Mr. Kellogg is a basketball commentator at CBS Sports. At CBS, he has been a lead studio and game analyst since 1997, and a familiar and trusted voice during “March Madness”. Mr. Kellogg spent a total of thirty-two years with the Indiana Pacers; five as a player, twenty-three as a broadcaster, and four as Vice President of Player Relations. Mr. Kellogg was appointed to the Columbus Foundation Governing Committee in 2019. He also has served on The Ohio State Alumni Association Board, The Ohio State Board of Trustees (2010-19), and as a director on First Merchants Bank Ohio Regional Advisory Board since 2001.

Mr. Kellogg’s specific experience and qualifications to serve as a director	Serving and philanthropy are as much a part of Mr. Kellogg as basketball is. He uses his talent, time, and treasure to support various institutions and organizations, including American Red Cross, Athletes in Action, Big Brothers Big Sisters, Fellowship of Christian Athletes, One Heart Project, Ronald McDonald House Charities, The Ohio State University, and United Way.

Michael C. Rechin age 64 Director since 2005
Mr. Rechin is the former President and CEO of the Company and its wholly owned subsidiary, First Merchants Bank. He joined FMC in 2005, as its Executive Vice President and Chief Operating Officer, and he led the Company from 2007 until his retirement on December 31, 2020. Before joining FMC, Mr. Rechin held senior management positions with National City Bank (“National City”) for 23 years. Mr. Rechin was the manager of National City’s Indiana Commercial Banking operations from 1995 until 2005. Mr. Rechin currently serves on the Board of Advisors of the Sheehan Family Foundation and the Hageman Group. He previously served on the Boards of the Conner Prairie Museum and The Center for the Performing Arts.

Mr. Rechin’s specific experience and qualifications to serve as a director	As the Company’s former President and CEO, Mr. Rechin is an essential member of the Board. In addition to his leadership, strategic and management skills, Mr. Rechin’s broad knowledge of the banking and financial services industry acquired during his nearly 35 years of service in executive and senior management positions in that industry serves the Company well. Mr. Rechin resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Charles E. Schalliol age 75 Director since 2004 Chairman since 2007
Mr. Schalliol was most recently a senior advisor in the Indianapolis office of the international law firm, Faegre Drinker Biddle & Reath, LLP. He is currently on the Board of Directors of Heritage Construction and Materials Company. Mr. Schalliol is a director of a venture capital fund, and he is a director of the Purdue Research Foundation ("PRF"), and the Indiana University Research and Technology Corporation, which are dedicated to enhancing those Universities’ research and development capabilities, promoting entrepreneurship, and creating new Indiana-based companies. In addition, PRF manages Purdue's endowments and real estate. He chairs the Board of Directors of the Indiana Secondary Market for Education Loans, Inc., a nonprofit corporation that is Indiana’s designated provider of student loan services and is a Director of IU Health's Suburban Region Hospitals. He served as the Director of the Indiana Office of Management and Budget (“OMB”) and as the Chief Financial Officer for the State of Indiana from 2004 to 2007, in the administration of Indiana Governor Mitch Daniels. As OMB Director, he was responsible for the State’s budgets and financial operations, including its pension funds, as well as agencies that had more than 2,000 state employees. Before heading the OMB, Mr. Schalliol served as the first President and CEO of BioCrossroads, an economic development organization focused on life sciences companies. He previously held executive positions with Eli Lilly and Company, a leading worldwide pharmaceuticals company, in the areas of strategic planning, investment banking and business development. Mr. Schalliol was the founder and managing director of three Lilly venture funds. Mr. Schalliol chairs the Board’s Compensation and Human Resources Committee, and he also serves on the Board’s Nominating and Governance Committee.

Mr. Schalliol’s specific experience and qualifications to serve as a director	He has displayed executive leadership abilities in various capacities and has extensive experience as the head of major, complex public and private entities. He possesses financial acumen, and his entrepreneurial skills are evidenced by his primary role in forming successful new businesses and venture capital funds. He has knowledge of risk management, regulatory and compliance issues gained from his legal training and public service. As the Chair of FMC’s Board, Mr. Schalliol’s experience and leadership skills have been a catalyst for the Company’s exceptional total shareholder return over the past fifteen years and its numerous successful acquisitions during his tenure as Chair. He resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.
Other public company directorships	Mr. Schalliol also serves as a director of Heritage-Crystal Clean, Inc., a Nasdaq company that is an environmental service company and a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers. He chairs that company’s Compensation Committee and also serves on its Audit and Nominating & Governance Committees.

Consistent with the Company’s focus on community banking, all of the FMC directors are actively and visibly involved in community, civic, charitable and other non-profit organizations and activities in the communities where they live and in which the Company does business.

IV. CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

The Board has established Corporate Governance Guidelines to address key areas of corporate governance. The Corporate Governance Guidelines are on FMC’s website, at https://ir.firstmerchants.com, under Corporate Information/Governance Documents. Together with FMC’s Articles of Incorporation, Bylaws and Committee charters, the Corporate Governance Guidelines provide the framework for the Company’s governance. The topics covered by these Guidelines include: director qualifications and responsibilities, the director nomination process, the Board leadership structure, standing committees of the Board, director compensation, director orientation and continuing education, Board self-assessment, evaluation of executive performance, succession planning for the CEO and other senior management positions, executive ownership of FMC stock, the Code of Conduct, and policies on ethics and integrity and recovery of erroneously awarded executive compensation.

CODE OF CONDUCT

The Company is committed to the highest standards of ethical conduct. It has adopted a Code of Conduct that applies to all directors, executive officers and employees. The Code of Conduct incorporates a Code of Ethics, within the meaning of Item 406(b) of SEC Regulation S-K, that applies to FMC’s senior financial officers, including the Chief Executive Officer, Chief Financial Officer, President, Corporate Controller and Corporate Treasurer. The Code of Conduct, including the Code of Ethics, is published on the Company’s website. See https://ir.firstmerchants.com, under Corporate Information/Code of Conduct.

DIRECTOR INDEPENDENCE

FMC is listed on the Nasdaq Stock Market. Using the definition of “independent director” in Nasdaq Listing Rule 5605(a)(2), the Board has determined that each of the non-employee directors and director-nominees - Mr. Becher, Ms. Brooks, Dr. Chiang, Mr. Fehring, Mr. Fisher, Mr. Halderman, Mr. Hoy, Mr. Johnson, Mr. Kellogg, Mr. Lehman, Mr. Schalliol, Mr. Sondhi, and Ms. Wojtowicz - is an independent director. Only Messrs. Hardwick and Rechin, because they are the Company’s Chief Executive Officer and former Chief Executive Officer, respectively, are not independent directors.

In determining that the non-employee directors and director-nominees are independent, the Board took into consideration the following transactions involving Mr. Halderman and Mr. Hoy: (1) Halderman Farm Management Service, Inc., of which Mr. Halderman is the President and CEO and sole owner, provides farm management and consulting services to Company affiliates, and manages or has managed some farms that are held in trust accounts for which First Merchants Private Wealth Advisors (“FMPWA”), a division of FMB, serves as the trustee; (2) Halderman Real Estate Services, Inc., of which Mr. Halderman is the President and CEO and which is owned by Mr. Halderman’s father, has provided some farm appraisals and other real estate sales services to FMB and FMPWA trust accounts; and (3) Columbus Sign Company, of which Mr. Hoy is the CFO and Chairman of the Board and owner of a 33% ownership interest, has fabricated and installed signs at some FMB locations - principally at Bank branches in Columbus, Ohio. These transactions were not disclosed as “transactions with related persons” on page 56, pursuant to Item 404(a) of SEC Regulation S-K, because the amounts involved were less than the threshold amount under that Item.

BOARD MEETINGS

The Board holds regular quarterly meetings and an annual two-day retreat. It also holds special meetings from time to time which, under the Company’s Bylaws, may be called by the Chair, the President, or a majority of the directors. The Board meets in executive session without any member of management present during a portion of each of its regular meetings and at its retreat.

During 2022, the Board held six meetings, including the annual two-day retreat. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board Committees on which the director served.

DIRECTORS’ ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

The directors are encouraged but not required to attend the Annual Meeting. All of the directors who were members of the Board at the time of the 2022 Annual Meeting attended the 2022 Annual Meeting.

THE BOARD LEADERSHIP STRUCTURE

The Board Chair and executive leadership of the Company are separate individuals. Mr. Schalliol, an independent director, serves as the Chair of the Board, Mark Hardwick serves as the CEO and Michael Stewart serves as President. The Company has adopted this leadership structure because Board leadership and executive positions entail different roles and different, but complementary, responsibilities. The Chair’s role focuses on the Company’s strategic direction, and includes giving advice and counsel to the CEO and President. Messrs. Hardwick and Stewart spend much of their time on strategic planning as well, but they are also ultimately responsible for overseeing the Company’s daily operations and providing leadership and direction to the other officers, managers and employees. This bifurcated leadership structure benefits the Company because it takes advantage of the Chair’s and executive leadership's differing backgrounds, experiences and perspectives. In addition, Messrs. Schalliol, Hardwick, and Stewart engage in regular and frequent communication, which promotes a positive and productive relationship between the Board and the President and CEO and among the Board, management and the shareholders. FMC’s leadership structure reduces the potential for conflicts of interest and enhances the oversight of risk. It also allows the Board to more objectively and effectively carry out its responsibilities involving oversight of the Company’s management and, in particular, its responsibility for the selection, retention and compensation of the CEO.

THE BOARD’S ROLE IN RISK OVERSIGHT

Although the entire Board is ultimately responsible for overseeing the Company’s enterprise-wide risk management program, the Board has assigned the primary role for carrying out this responsibility to its Risk and Credit Policy Committee. The Risk and Credit Policy Committee engages in an ongoing review of the Company’s risk policies, procedures and practices and their effectiveness, so that material risks to the Company’s financial well-being can be properly identified, measured, managed, controlled and mitigated. The Board and the Risk and Credit Policy Committee have assigned the principal responsibility for oversight of specific risk categories to other committees in the following areas: the Audit Committee oversees the assessment and management of the Company’s exposure to financial (reporting) risks, and integrity and ethics risks; and the Compensation and Human Resources Committee oversees the assessment and management of the Company’s exposure to risks with respect to the Company’s incentive compensation plans and other executive compensation programs.

In addition, management keeps the Board informed, through the Risk and Credit Policy Committee, of the state of the Company’s cybersecurity posture. The Board administers its risk oversight function, in part, by having management give the Risk and Credit Policy Committee quarterly reports on cybersecurity metrics and an update on preventive measures the Company employs to avoid intrusions. Mr. Sondhi, who is a member of the Risk and Credit Policy Committee, was added to the Company's Board to provide cybersecurity expertise. The Company maintains policies designed to safeguard its data and the data of its customers. The Company requires mandatory annual cybersecurity training for all employees, holds "tabletop" drills to assess its preparedness for a cyberattack or breach, and maintains cyber insurance coverage. The Board's oversight of the Company's cybersecurity risks is further enhanced by the requirement in the Company's Incident Response Plan that the Board be notified of a cyber-related "Incident" (as defined in the Company's Incident Response Plan). Finally, the Company's Information Security Policy and Incident Response Plan have been updated to further address the Board's role in cybersecurity program oversight, as well as disclosure matters These updates reflect the SEC's new rule on cybersecurity incident reporting and notification, risk management and governance and oversight, and are discussed in more detail in the Company's 2022 Annual Report on Form 10-K.

SHAREHOLDER COMMUNICATIONS AND ENGAGEMENT WITH THE BOARD AND EXECUTIVE MANAGEMENT

Shareholders may communicate directly with the Board by email, at bod@firstmerchants.com, or in a letter or other written communication addressed to the Board and delivered or mailed c/o Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. All such emails and written communications will automatically be forwarded both to the Chair of the Board and the Chair of its Nominating and Governance Committee, who will share them with each of the other directors.

Since last year's Annual Meeting, First Merchants' Board members and executive management engaged in discussions with shareholders representing more than 25 percent of FMC's outstanding common stock. These discussions involved a variety of topics to ensure the Company is addressing shareholder concerns, seeking shareholder input and providing perspective on the Company's strategy. Feedback from our shareholders was shared with the full Board and executive management.

THE COMPANY'S ENVIRONMENTAL, SOCIAL AND GOVERNANCE PROGRAM ("ESG")

The Board of Directors has appointed the Nominating and Governance Committee to oversee the Company’s ESG Program. That Committee receives briefings at its meetings on the progress the Company is making on its ESG initiatives. The Committee then briefs the full Board at its quarterly Board meetings.

The Company’s decision to close five of its physical branches in 2022 reduced the Company’s overall carbon footprint, saved energy and reduced water use. In addition, the Company’s digital optimization project will conserve resources and reduce reliance on and use of paper.

The Company published its first Corporate Responsibility Report in the fourth quarter of 2021. The Report details progress made on social capital and human capital initiatives. In 2020, the Company launched a new Vision Statement – “To enhance the financial wellness of the diverse communities we serve.” The Corporate Social Responsibility division of the Company was formed to fulfill this Vision Statement and oversee implementation of the Corporate Responsibility Report. That Report describes:

•The Company's partnerships with economic development and affordable housing groups;

•The Company's community home lending programs;

•The Company's community investments and charitable giving;

•The Company's Diversity, Equity and Inclusion commitments to its employees; and

•The Company's volunteerism program.

Many of these initiatives are discussed in the Company's Amended and Restated Community Benefits Agreement. The Corporate Responsibility Report and Community Benefits Agreement are located at firstmerchants.com/community.

Our Annual Report on Form 10-K further describes our Human Capital Resources, including an overview of our work culture, performance culture, employee engagement, training focus and Diversity, Equity, and Inclusion initiatives. A significant event in 2022 was the adoption of a Human and Workforce Rights Policy.

Many of the Company’s governance-related initiatives are discussed in this Proxy Statement, including cyber-security program, executive compensation oversight, Code of Conduct, Ethics & Integrity Policy and anonymous reporting of financial fraud.

Questions regarding the Company’s ESG Program and Initiatives may be directed to First Merchants Corporation, Attn: Investor Relations Department, 200 East Jackson Street, Muncie, IN 47305-2814.

V. BOARD COMMITTEES

THE STANDING COMMITTEES

FMC’s Bylaws give the Board the authority, at its discretion, to constitute and appoint committees from among its members to assist in the management and control of the affairs of the Company, including the following standing committees of the Board: the Audit Committee, the Nominating and Governance Committee, the Risk and Credit Policy Committee, and the Compensation and Human Resources Committee (the “Committees”). Each of these Committees has a charter that is published on FMC’S website, at https://ir.firstmerchants.com, under Corporate Information/Governance Documents.

The Committees’ rules, protocols and procedures for calling and holding meetings are set forth in FMC’s Bylaws or the Committees’ charters, or they are determined from time to time by the Board or the respective Committees. All of the Committees meet in executive session without any member of management present during a portion of their regular meetings.

Additional information concerning the membership, responsibilities and meetings held in 2022 by each of the Committees follows.

THE AUDIT COMMITTEE

The Audit Committee is comprised of Mr. Becher (Chair), Mr. Fehring, Mr. Kellogg, and Ms. Wojtowicz. The Committee met seven times during 2022. The Board has determined that all of the Committee members are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2) and that they meet the additional criteria for audit committee independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and Nasdaq Listing Rule 5605(c)(2). Pursuant to the Audit Committee's Charter, the Board has also determined that two of the Committee members are “audit committee financial experts” within the meaning of Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight of:

•the integrity of the Company’s financial statements;

•the qualifications and independence of all Company auditors;

•the performance of the Company’s independent auditor and internal audit function;

•controls over financial reporting; and

•the Company’s compliance with its ethical requirements.

The Committee’s responsibilities also include evaluating the Company's auditors, reviewing the Quarterly Reports on Form 10-Q prepared by management and annually reviewing and discussing the Company’s audited financial statements with FMC’s management and the Company’s independent auditor. The Committee obtains written disclosures from the independent auditor regarding its independence, and it discusses the auditor’s independence with the auditor. Based on these reviews and discussions, the Committee annually prepares the report required under Item 407(d)(3) of SEC Regulation S-K to be included in the Company’s annual proxy statement, recommending to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year for filing with the SEC.

Although the Risk and Credit Policy Committee is primarily responsible for the Company’s enterprise-wide risk management, the Audit Committee oversees the assessment and management of the Company’s exposure to financial reporting risks and integrity and ethics risks under the Company’s risk oversight structure matrix and advises the Risk and Credit Policy Committee of any findings. The Audit Committee also reviews the overall risk assessment of the Company to ensure that adequate Audit Committee and internal audit resources are directed to the areas of highest perceived risks.

The Audit Committee meets its responsibilities with respect to financial reporting by reviewing the financial reports and other financial information provided by the Company to shareholders and others; reviewing the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures; reviewing reports prepared by the Company’s internal auditors, independent auditor, and regulators on the effectiveness of the Company’s processes for the oversight and management of financial risks, including the system of internal controls that management and the Board have established; and reviewing the Company’s auditing, accounting and financial reporting processes. Primary responsibility for oversight of risks related to cybersecurity and data/information protection is delegated to the Risk and Credit Policy Committee. However, cybersecurity risk is regularly discussed at Audit Committee meetings, and the Audit Committee reviews cybersecurity matters as they relate to internal audit.

The Audit Committee has the sole authority (and recommends that the Board submit for shareholder ratification) for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. It is also involved in the selection and retention of the lead audit partner. At least annually, the Committee assesses the independence of the independent auditor, including the independent auditor’s lead partner. The Audit Committee preapproves and reviews audit and non-audit services provided by FORVIS, as well as the fees charged by FORVIS for such services. In its preapproval and review of non-audit services and fees, the Audit Committee considers, among other factors, the impact of performance of such services on independence. It also assures that the independent auditor regularly rotates the lead and concurring audit partners as required by law or regulations, or more frequently as determined by the Committee in its sole discretion.

The Audit Committee has the sole authority to appoint, replace, reassign or dismiss the Chief Audit Executive of the Company’s internal audit department, who reports directly to the Committee (and to the Company’s Chief Executive Officer for administrative purposes). The Committee annually reviews and approves the Chief Audit Executive’s performance evaluation and compensation. The Committee also formally evaluates the Company's Internal Audit Department on a frequent basis.

The Audit Committee also oversees the operation and effectiveness of the Company’s Ethics and Integrity Policy, which applies to directors, executive officers and employees and provides for multiple avenues for raising concerns about unethical, accounting, internal controls, or auditing matters, with the assurance that any person raising a concern will be protected from retaliation or reprisals for reporting a concern in good faith. The Policy provides for confidentiality and makes available the option of anonymous reporting of conduct and matters covered by the Policy through a toll-free ethics hotline operated by an outside company. Concerns reported through the ethics hotline go to the Audit Committee and the Senior Internal Auditing Executive, who collectively ensure appropriate handling of the concern. The Ethics and Integrity Policy is among the governance documents published on FMC’S website, at https://ir.firstmerchants.com, under Corporate Information/Ethics & Integrity Policy.

The Audit Committee is also responsible for ensuring the enforcement of the Company's Code of Conduct and for interpreting its provisions.

The Audit Committee may conduct or authorize investigations into matters within the scope of its responsibilities; and the Committee may retain independent counsel, accountants, or other outside advisors as it deems necessary to conduct such investigations or otherwise carry out its duties.

THE AUDIT COMMITTEE REPORT CONCERNING AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2022

The Audit Committee has reviewed and discussed together with management and the independent auditor, FORVIS, LLP, First Merchants Corporation’s audited financial statements for the year ended December 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles; critical audit matters; the reasonableness of significant estimates; the clarity of disclosures in the financial statements; the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting; and the independent auditor’s audit of internal control over financial reporting.

The meetings of the Committee are designed to facilitate and encourage communication among the Committee, management, the Company’s internal audit function and the Company’s auditors. The Committee meets with the internal auditors and independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control environment; and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with FORVIS, LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Committee formally evaluates the qualifications, performance, tenure and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. The Audit Committee considers the quality and efficiency of the services provided by the auditor, the auditor’s capabilities and the auditor’s technical expertise and knowledge of the Company’s operations and industry. The Committee also considers the quality of the auditors' communications with the Committee with respect to issues identified in the audit, as well as recent reviews of the auditor by the PCAOB and general reputation of the firm. Based on this evaluation, the Audit Committee retained FORVIS, LLP as the Company’s Auditor for 2022. FORVIS, LLP (or its predecessor) has been the independent auditor for the Company since at least 1982.

The Audit Committee recently performed a formal evaluation of FORVIS, LLP to determine if it should be reappointed as independent auditor for the year ending December 31, 2023. This evaluation included selected members of management. The results of the evaluation were considered in the Committee's determination as to whether to retain FORVIS, LLP. In addition, the following factors were considered:
•The recent impact of the merger of BKD, LLP into FORVIS, LLP
•The tenure of FORVIS, LLP, formerly BKD, LLP
•The reasonableness of fees for services performed by FORVIS, LLP
The Audit Committee concluded that the Company benefits from the audit quality that comes from FORVIS, LLP's knowledge of the institution, its experience serving the industries in which we operate, and its continued objectivity. The Audit Committee concluded that it is in the best interest of the Company and its shareholders to retain FORVIS, LLP as the Company's independent auditor for the year ending December 31, 2023. The Board, acting upon the Audit Committee's recommendation, appointed FORVIS, LLP as the Company's independent auditor for 2023, subject to ratification by the shareholders at the Annual Meeting of Shareholders.

The Audit Committee has received from the independent auditor written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor, the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Michael R. Becher, Chair
Patrick J. Fehring
Clark C. Kellogg
Jean L. Wojtowicz

THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is comprised of Ms. Brooks (Chair), Mr. Becher, Mr. Johnson, Mr. Schalliol, and Ms. Wojtowicz. The Committee met five times during 2022. The Board has determined that all of the Committee members are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2).

The Nominating and Governance Committee’s responsibilities include:

•developing and recommending to the Board the appropriate size and structure of the Board and its standing committees, as well as the qualifications for serving on these committees;

•annually reviewing the composition of the Board as a whole, including the balance of independence, business expertise, experience, diversity and other desired qualities;

•maintaining up-to-date criteria for selecting Board members;

•reviewing the credentials of individuals suggested as prospective directors;

•nominating individuals to serve as members of the Board, including the annual slate of directors for election by the shareholders;

•nominating the Board’s officers;

•overseeing the Company’s compliance with laws and regulations that relate to its governance structure and processes, including those of the SEC and Nasdaq;

•reviewing compliance with the non-employee director FMC stock ownership guidelines;

•providing for and promoting director continuing education and periodic self-assessments of the Board’s and Board Committees’ effectiveness;

•reviewing and making recommendations to the Board concerning FMC’s Code of Conduct, Code of Ethics for Financial Management, Regulation O Insider Lending Restrictions Policy, Insider Trading Policy and Section 16a Reporting Procedures;

•receiving and making recommendations to the Board regarding shareholder proxy initiatives, if any; and

•overseeing the Company's Environmental, Social and Governance ("ESG") Program.

THE COMMITTEE’S POLICY AND PROCESS FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

Article IV, Section 9, of FMC’s Bylaws describes the process by which a shareholder may suggest a candidate for consideration by the Nominating and Governance Committee as a director-nominee. Under this process, a suggestion by a shareholder of a director-nominee must include: (a) the name, address and number of the Company’s shares owned by the shareholder; (b) the name, address, age and principal occupation of the suggested nominee; and (c) such other information concerning the suggested nominee as the shareholder may wish to submit or the Committee may reasonably request. A suggestion for a director-nominee submitted by a shareholder must be in writing and delivered or mailed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. Suggestions for nominees from shareholders are evaluated in the same manner as other nominees.

THE COMMITTEE’S CRITERIA AND PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR

The Nominating and Governance Committee assesses the appropriate mix of skills and characteristics required of the Board in the context of the perceived needs at a given point in time and periodically reviews and updates its criteria for identifying and evaluating nominees for director. Among the general criteria the Committee considers are:

•ethical character and sharing of the Company’s values as reflected in its mission and vision statements;

•personal and professional reputation consistent with the Company’s reputation and image;

•superior credentials, accomplishments and recognition in the nominee’s field, with demonstrated sound business judgment;

•in general, experience as a current or former CEO or in a comparable leadership position with a public company or other complex business or organization, which may include an educational, governmental, scientific or other non-profit entity;

•ability and willingness to devote sufficient time to carry out duties and responsibilities of Board membership and to commit to serve on the Board for several years in order to gain knowledge of the Company’s principal business and operations;

•ability and willingness to acquire and hold shares of the Company’s stock in accordance with Board-established guidelines, to assure that the nominee’s financial interests are aligned with those of other shareholders;

•relevant expertise and experience - in particular, financial acumen - and ability and willingness to offer advice and guidance to the Company’s CEO and other senior management based on that expertise and experience while working cooperatively with other directors and management;

•for non-employee directors, independence, within the meaning of applicable SEC regulations and Nasdaq Listing Rules; also by avoiding conflicts or appearances of conflicts of interest and by ability to objectively appraise management performance, represent shareholder interests and remain independent of any particular constituency;

•together with other directors, possession of attributes that contribute to a diverse and complementary Board, with diversity reflecting gender, race, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations;

•willingness to assist the Company in developing new business; and

•residence in FMC’s market coverage areas.

If the nominee is an incumbent director whose term is expiring, the Nominating and Governance Committee also considers the quality of the director’s prior service to the Company, including the nature and extent of the director’s participation in the Company’s governance and contributions of management and financial expertise and experience to the Board and the Company. This evaluation of incumbent directors’ prior service is accomplished through a formal process that takes into consideration all relevant factors including, without limitation, whether the director continues to meet the criteria listed above that are used for evaluating all director-nominees, and the quality of the director’s service as measured by his or her performance of the responsibilities set forth in the directors’ position description. Board members who are not members of the Nominating and Governance Committee are also encouraged to submit evaluations of the prior service of incumbent directors.

The Nominating and Governance Committee considers candidates coming to its attention through current Board members, search firms, shareholders and other persons.

THE COMMITTEE’S CONSIDERATION OF DIVERSITY IN IDENTIFYING NOMINEES

The Board and the Nominating and Governance Committee consider diversity in identifying nominees for director. The Committee has defined a diverse Board as one that reflects gender, racial, geographic, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations. In its annual review of the composition of the Board as a whole, the Nominating and Governance Committee assesses the Board’s diversity along with other desired qualities, and it assesses the effectiveness of the Board’s diversity policy. The Committee has concluded that the Board is diverse under the Committee’s definition and that the Board’s diversity policy is effective. As shown in the charts below, the Board’s membership includes directors of different gender, racial, educational, professional, managerial and entrepreneurial backgrounds and experience. It includes directors who have leadership experience and financial and other expertise gained from employment or other association with large public and smaller private companies, manufacturers, the banking and financial services industry, the agricultural industry, venture capital funds, major universities, private accounting and legal firms, and public service organizations including governmental and non-profit agencies and institutions. Several of the directors have expertise and experience in risk management, strategic planning, operations, technology, and regulatory compliance and human resource issues. Some directors reside in larger metropolitan areas that FMC considers its high growth markets, and others reside in mid-sized and smaller markets that are also extremely important to the Company.

Board Diversity Matrix (as of March 29, 2023)
Total Number of Directors		15
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	13	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latin	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	9	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		0

The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences, and attributes possessed by our directors which our Board believes are relevant to our business and banking industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Becher/Indianapolis	Brooks/Indianapolis	Chiang/Northwest IN	Fehring/Michigan	Fisher/Northeast IN	Halderman/Northwest IN	Hardwick/Northeast IN	Hoy/Ohio	Johnson/Michigan	Kellogg/Ohio	Lehman/Northwest IN	Rechin/Indianapolis	Schalliol/Indianapolis	Sondhi/Indianapolis	Wojtowicz/Indianapolis
Knowledge, Skills, and Experience															
Public Company Board Experience	•	•		•			•					•	•		•
Financial	•	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Risk Management	•			•		•	•		•			•		•	•
Accounting	•						•					•	•		•
Corporate Governance/Ethics	•	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Legal/Regulatory	•	•		•			•		•			•	•	•	•
HR/Compensation				•	•	•	•	•			•	•	•	•	•
Executive Experience	•	•	•	•	•	•	•	•	•		•	•	•	•	•
Operations						•	•		•		•	•		•	
Strategic Planning/ Oversight	•	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Technology			•			•	•					•		•	
Mergers and Acquisitions	•			•			•				•	•	•		•
Banking Industry				•	•		•					•			•
Academia/Education		•	•		•		•				•		•		
Board Tenure															
Years	10	2	1	1	5	9	2	15	1	3	11	17	18	1	18

RISK AND CREDIT POLICY COMMITTEE

The Risk and Credit Policy Committee is comprised of Mr. Halderman (Chair), Dr. Chiang, Mr. Rechin, and Mr. Sondhi. The Committee met eight times during 2022 The Board has determined that all of the Committee members, except Mr. Rechin, are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2).

The Risk and Credit Policy Committee’s primary function is to assist the Board in assuring the effective management of FMC’s enterprise-wide risk, both internal and external, through a continuous review of policies, procedures and practices and the actual results of their application. FMC describes enterprise-wide risk management as a process, effected by the Board, management and other personnel, applied across the enterprise and designed to identify events, whether existing or potential, that may adversely affect the Company. It enables the Company to manage risk within acceptable limits and provides reasonable assurance of optimum corporate performance in the risk/return continuum. In addition, it facilitates the integration of varying views of risk into established credit, asset/liability management, and other risk elements, resulting in an alignment of strategy and corporate culture.

The Risk and Credit Policy Committee oversees the management of enterprise-wide risk for the Company. In providing this oversight, the Committee:

•maintains a clear understanding and working knowledge of the principal risks inherent in the Company’s activities;

•assigns the oversight of each risk type to a standing committee of the Board;

•guides management in defining the Company’s risk thresholds, appetite and profiles while taking into consideration its strategic goals, objectives, markets and macro-economic conditions;

•establishes risk thresholds and monitors them not less than quarterly (including specific limitations on the authority of management above which the Board or a standing committee of the Board retains exclusive authority);

•establishes specific measures which delineate the level and trend of principal risks and their potential impact on the Company;

•evaluates the impact of changes to risk thresholds prior to any modification, after consideration of changes in market conditions, the Company’s strategy, and associated risk assessments;

•monitors emerging risks to the Company and how management will monitor, manage and mitigate those risks on a proactive basis;

•also serves as the Company's Trust Oversight Committee, assuring the effective management of risk associated with the Company's Private Wealth Advisors division; and

•performs duties and responsibilities enumerated and consistent with the Committee’s charter and considers enterprise risk in relation to the Company’s potential for growth and increase in shareholder value.

The Risk and Credit Policy Committee identifies and defines the principal risks and uncertainties to which the Company is subject, including the nature (systemic or random), range and likelihood or each risk as well as the strategic, operational and regulatory consequences of both favorable and unfavorable outcomes. The Committee determines the responsible manager and Board committee for each principal risk and sees that the committee and the responsible manager are maintaining an effective policy for each principal risk assigned to that committee and manager, including acceptable risk limits, reporting parameters, management decision criteria (both quantitative and qualitative) and the reporting format for monitoring the level and trend of the risk. The Committee assures that risk policies are reviewed annually by the committees responsible for these principal risks and/or by the full Board, and it monitors the reporting practices of these committees to assure that risk exposure remains within established limits and that significant risk exposures have been brought to the attention of the Board. The Committee also annually reviews and recommends to the Board for its approval the levels and types of insurance coverage to be purchased by the Company.

The Chief Risk Officer, Chief Audit Executive, Chief Information Officer, Chief Credit Officer, and President of Private Wealth Advisors provide input to the Risk and Credit Policy Committee, particularly through periodic risk assessment reports, concerning principal risks within the Company.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee is comprised of Mr. Schalliol (Chair), Mr. Fisher, Mr. Hoy, Mr. Kellogg, Mr. Lehman, and Ms. Wojtowicz. The Committee met three times during 2022. The Board has determined that all of the Committee members are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2) and that they meet the additional criteria for compensation committee independence set forth in Rule 10C-1(b)(1) under the Securities Exchange Act of 1934 and Nasdaq Listing Rule 5605(d)(2).

The Compensation and Human Resources Committee’s responsibilities include:

•establishing the Company’s general compensation philosophy in consultation with senior management;

•overseeing the development and implementation of policies and programs to carry out the Company’s general compensation philosophy;

•periodically reviewing and evaluating the effectiveness of the Company’s compensation policies and programs in light of its general compensation philosophy and making any modifications that the Committee deems necessary or advisable;

•reviewing the performance of and approving the compensation and benefits to be paid to the CEO and other executive officers and senior management employees of the Company;

•reviewing the performance and approving the compensation and benefits to be paid to FMB's senior management employees and approving the compensation ranges and benefits for the other officers and employees of the Company and FMB (a responsibility which the Committee may delegate all or part of to the Company’s CEO);

•administering the Company’s incentive compensation plans, equity-based compensation plans, and deferred compensation plans;

•making recommendations to the Board concerning the adoption, amendment or termination of incentive compensation plans, equity-based compensation plans, and deferred compensation plans;

•regularly monitoring risk exposure with respect to the Company’s incentive compensation plans and other executive compensation plans to assure that risks remain within established limits, that steps are taken to mitigate these risks where appropriate, and that significant risk exposures are brought to the attention of the Board;

•annually reviewing executive change of control and severance agreements;

•annually reviewing the Company's succession plan and succession planning process; and

•reviewing and making recommendations to the Board regarding the compensation of the non-employee directors.

The Committee’s responsibilities also include annually reviewing and discussing with senior management the Compensation Discussion and Analysis required under Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the Committee prepares the report required under Item 407(e)(5) of SEC Regulation S-K to be included in the Company’s annual proxy statement, recommending to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

Consistent with its Corporate Compensation Policy, the Compensation and Human Resources Committee determines executive compensation annually, after considering the Company’s short and long-term strategic goals, whether the Company’s existing compensation programs have supported its efforts to attract, retain and motivate high-performing, qualified leaders, and the Company’s compensation programs compared with those of peer institutions, with the aim of arriving at an appropriate mix of salary, benefits and incentives that will ultimately lead to a superior return on shareholders’ investment.

The Committee sets the base salaries of senior management employees, the participants and the metrics, targets and ranges for payouts under the Senior Management Incentive Compensation Program (the non-equity incentive compensation plan that covers the senior management employees), the participants and the amounts and mix of equity-based compensation under the Long-term Equity Incentive Plan (the equity incentive compensation that covers the senior management employees), and the other elements of the senior management employees’ compensation. In setting the compensation of employees other than the CEO, the Committee relies on the recommendations of the CEO. The Committee has delegated to the Company’s CEO or, where appropriate, to other executive officers, senior management employees, or FMB's Regional Presidents, much of the authority to approve the compensation and benefits to be paid to the other officers and employees of the Company and FMB.

The Compensation and Human Resources Committee makes recommendations to the Board regarding the compensation of the non-employee directors and, after receiving the Committee’s recommendations, the Board determines the amount and form of this compensation. The executive officers of the Company do not have a role in determining or recommending the amount or form of non-employee director compensation.

While the Committee reviews and approves FMC’s non-equity incentive compensation plans, equity-based compensation plans and deferred compensation plans, the responsibility for the day-to-day administration of the plans has been delegated to the Company’s Director of Human Resources, with oversight from the CEO. From time to time, these executives provide information to the Committee and make recommendations, on their own initiative or as requested by the Committee, concerning existing and proposed compensation policies and programs for executives and other employees of the Company and FMB.

The Compensation and Human Resources Committee has the authority to directly select, engage and terminate such counsel, consultants (including compensation consultants), and other experts as it deems necessary or appropriate to assist it in carrying out its responsibilities. For 2022, the Committee directly engaged Aon/McLagan Consulting ("McLagan"), a human resources consulting firm, to review FMC’s executive salaries and compensation programs and non-employee director compensation, and to make recommendations to the Committee, to ensure that the Company provides the executives and non-employee directors a competitive compensation opportunity that will enable the Company continue to attract, retain and motivate a highly qualified leadership team.

In connection with its engagement, McLagan reported directly to the Compensation and Human Resources Committee and the Committee directly oversaw the work performed by, and determined the fees paid to, McLagan in connection with the services it provided to the Committee. The Compensation and Human Resources Committee instructed McLagan to give advice to the Committee independent of management and to provide such advice for the benefit of the Company and its shareholders. With the Committee's approval, McLagan worked directly with management on certain executive compensation matters.

During 2022, McLagan was also engaged by the Company to provide broad-based employee compensation advisory services (including providing access to the McLagan Survey data), and received fees for such additional services of approximately $249,000. McLagan's fees for reviewing FMC's executive salaries and compensation programs and non-employee director compensation, and making recommendations to the Compensation and Human Resources Committee was approximately $53,000. Total fees paid to McLagan by the Company are less than 1% of McLagan's total annual revenue. The Compensation and Human Resources Committee reviews the independence of its compensation consultants, taking into account a number of factors, including the six factors articulated in the Nasdaq listing standards and applicable SEC guidance, and also considers any additional services provided by such consultants. For 2022, the Compensation and Human Resources Committee determined that McLagan was independent and its services to the Committee did not raise any conflicts of interest among the Committee or our management.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Human Resources Committee was an officer or employee of the Company or its subsidiary during 2022, nor has any member of the Committee ever been an officer or employee of the Company or FMB. No current member of the Committee or executive officer of the Company had a relationship during 2022 requiring disclosure in this proxy statement under Item 404 or Item 407(e)(4) of SEC Regulation S-K.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

In accordance with Item 407(e)(5) of SEC Regulation S-K, the members of the Compensation and Human Resources Committee state that the Committee has reviewed and discussed the Compensation Discussion and Analysis required under Item 402(b) of SEC Regulation S-K with management. Based on this review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation and Human Resources Committee

Charles E. Schalliol, Chair
Michael J. Fisher
William L. Hoy
Clark C. Kellogg
Gary J. Lehman
Jean L. Wojtowicz

VI. INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names, ages, and positions of all executive officers of FMC and all persons chosen to become executive officers are listed below. The officers are elected by the Board for a term of one year or until the election of their successors. There are no arrangements between any officer and any other person pursuant to which he or she was selected as an officer.

Mark K. Hardwick, 52, Chief Executive Officer, FMC
Chief Executive Officer commencing on January 1, 2021; Executive Vice President and Chief Financial Officer and Chief Operating Officer of FMC since May 2016; Executive Vice President and Chief Financial Officer of FMC since December 2005; Senior Vice President and Chief Financial Officer of FMC from April 2002 to December 2005; Corporate Controller of FMC from November 1997 to April 2002.

Michael J. Stewart, 57, President, FMC
President commencing on January 1, 2021; Executive Vice President and Chief Banking Officer of FMC since February 2008; Executive Vice President from December 2006 to February 2008 of National City Corp;  Executive Vice President and Chief Credit Officer of National City Bank of Indiana from December 2002 to December 2006.

Michele M. Kawiecki, 50, Executive Vice President and Chief Financial Officer, FMC
Executive Vice President and Chief Financial Officer commencing January 1, 2021; Senior Vice President and Director of Finance of FMC since March 2015; Senior Vice President of Capital Management and Assistant Treasurer of UMB Financial Corporation from May 2011 to March 2015; Director of Corporate Development and Enterprise Project Management at UMB Financial Corporation from May 2008 to May 2011; Chief Risk Officer at UMB Financial Corporation from February 2004 to May 2008.

John J. Martin, 56 Executive Vice President and Chief Credit Officer, FMC
Executive Vice President and Chief Credit Officer of FMC since March 2013; Senior Vice President and Chief Credit Officer of FMC from June 2009 to March 2013; First Vice President and Deputy Chief Credit Officer of FMC from July 2008 to June 2009; First Vice President and Senior Manager of Lending Process of FMC from January 2008 to July 2008; Senior Vice President and Regional Senior Credit Officer of National City Bank from May 2000 to December 2007.

Stephan H. Fluhler, 54, Senior Vice President, Chief Information Officer, FMC
Senior Vice President and Chief Information Officer of FMC since May 2014; Chief Technology Officer of FMC from 2004 to May 2014; Director of Technology Services and Change Management of FMC from December 2003 to 2004.

Steven C. Harris, 59, Senior Vice President and Chief Human Resources Officer, FMC
Senior Vice President and Chief Human Resources Officer of FMC since November, 2016; First Vice President, Director of Talent Development of FMC from March 2016 to November 2016, Senior Vice President, Regional Retail Manager of PNC Bank from February 2015 to March 2016, Senior Vice President and Market Sales and Service Manager, PNC Bank from June 2009 to February 2015.

Chad W. Kimball, 47, Senior Vice President and Chief Risk Officer, FMC
Senior Vice President and Chief Risk Officer of FMC since August 2021; June 2017 – August 2021 – Senior Vice President, Director of Risk – Huntington Bank; December 2010 – June 2017 – Global Director, Regulatory Risk and Compliance – GE Aviation; April 2007 – December 2010 - Senior Manager Risk and Compliance – KPMG; June 1999- April 2007 – Senior Manager Risk and Compliance – Ernst & Young; July 1998 - June 1999 – Auditor – State of Ohio State Auditor’s Office.

VII. COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

THE NAMED EXECUTIVE OFFICERS

FMC’s named executive officers (“NEOs”) for the 2022 fiscal year, as defined in Item 402(a)(3) of SEC Regulation S-K, with the titles they held as of December 31, 2022, were:

•Mark K. Hardwick, Chief Executive Officer;

•Michael J. Stewart, President;

•Michele M. Kawiecki, Executive Vice President and Chief Financial Officer;

•John J. Martin, Executive Vice President and Chief Credit Officer; and

•Stephan H. Fluhler, Senior Vice President and Chief Information Officer.

COMPENSATION DISCUSSION AND ANALYSIS

THE OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM AND THE PROCESS FOR IMPLEMENTING THESE OBJECTIVES

The Compensation and Human Resources Committee, under its delegated authority from the Board, has established an effective, straight-forward executive compensation structure that gives FMC’s executives incentives to achieve the Company’s annual and long-term strategic goals, with the ultimate objective of achieving a superior return on the shareholders’ investment. To this end, the Company has designed its compensation programs so that executives have the opportunity to earn an appropriate mix of salary, employee benefits and short and long-term incentives, comprised of both cash and equity, which will financially reward them for excellent performance as measured against the Company’s strategic goals and in comparison to financial industry peers. The equity-based incentive compensation program includes provisions that obligate key employees to retain ownership throughout the period of their employment by the Company of a portion of the common stock they are awarded under that program, thus increasing their financial stake in the Company’s continued success and further aligning their interests with those of the other shareholders.

The Compensation and Human Resources Committee’s Corporate Compensation Policy lists the following considerations for the design of executive compensation programs that will assist the Company in achieving its business objectives: (1) programs should attract, retain and motivate high-performing, qualified executives and be competitive with industry peers’ programs; (2) incentive compensation programs should reward performance that is directly related to the Company’s financial performance and the individual executive’s contributions to that performance; (3) programs should strengthen the alignment between management effort and business strategy; and (4) programs should link compensation to factors which affect short and long-term stock performance. The policy states that all reasonable efforts should be made to ensure that executive compensation programs do not include any cash or equity-based incentive or other feature that might encourage executives to take unnecessary or excessive risks that threaten the value of the Company or encourage the manipulation of the Company’s reported earnings to enhance the compensation of any executive.

The Compensation and Human Resources Committee periodically reviews and evaluates the effectiveness of the executive compensation programs and their alignment with the Company’s business strategies and the interests of shareholders. The Committee has primary responsibility for reviewing executive performance and approving executive compensation, although in 2022 it gave considerable weight to the recommendations of the CEO, Mr. Hardwick, in reviewing the performance and determining the compensation of executives other than Mr. Hardwick himself. The executive performance review process includes accomplishing formal reviews, adjusting base salaries and approving the non-equity incentive plan payments based on the Company’s audited financial results for the previous fiscal year. Annual salary increases and non-equity incentive plan payments occur in March. Annual restricted stock awards under the Long-term Equity Incentive Plan are made by the Committee in the third quarter.

Senior management is responsible for the implementation and day-to-day administration of the Company’s compensation programs, including its executive compensation programs, under the direction of Mr. Hardwick and the Senior Vice President and Chief Human Resources Officer, Steven Harris.

THE MATERIAL ELEMENTS OF NEO COMPENSATION AND HOW EACH OF THESE ELEMENTS PROMOTES THE COMPANY’S STRATEGIC OBJECTIVES

The material elements of the NEOs’ annual compensation are: (1) cash compensation, comprised of (a) base salary, and (b) non-equity incentive plan payments under the Senior Management Incentive Compensation Program (“SMICP”); (2) equity compensation, comprised of (a) restricted stock awards under the Long-term Equity Incentive Plan (“LTEIP”), and (b) opportunities for discounted FMC stock purchases under the Employee Stock Purchase Plan (“ESPP”); and (3) retirement and deferred compensation plan contributions under (a) the Retirement Pension Plan (“Pension Plan”) (for Mr. Hardwick and Mr. Fluhler only), (b) the Retirement and Income Savings Plan (“§401(k) Plan”), and (c) the 2011 Executive Deferred Compensation Plan (“EDCP”). In the event of an acquisition of FMC, the NEOs could also receive compensation under “double trigger” change of control agreements. The Company does not have employment or other severance agreements with its executive officers. Detailed information concerning each of the material elements of the NEOs’ compensation can be found on pages 33-38.

Base salary and non-equity incentive plan payments under the SMICP are intended to advance annual goals by providing a near-term financial reward for excellent performance that advances FMC’s strategic objectives. The targets for earning non-equity incentive plan payments under the SMICP are adjusted annually to align with the Company’s annual financial plan. The restricted stock awards under the LTEIP are designed to financially reward the achievement of long-term goals and to further align executives’ financial interests with those of other shareholders by tying the value of such compensation to sustained increases in the price of the Company’s stock. This objective is also supported by LTEIP provisions that: (1) require executive officers to hold approximately 25% of the restricted stock awarded to them until their death, retirement, termination of employment, or change of control; and (2) establish a guideline for executive officers to acquire and hold FMC stock equal in value to their then current annual salary within six years of commencing participation in the LTEIP. The three-year vesting provisions attached to the restricted stock awards, together with the vesting provisions in the retirement plans, also promote the long-term employment of qualified executives.

THE RELATIONSHIP BETWEEN NEO COMPENSATION AND THE COMPANY’S PERFORMANCE

Disregarding retirement and deferred compensation plan contributions and only considering current compensation, payments earned under the incentive plans (the SMICP and the LTEIP) together constituted a substantial portion of the compensation paid to the named executive officers for 2022. The size of the non-equity incentive payments under the SMICP and the value of the restricted stock awards under the LTEIP are directly impacted by the Company’s performance. Whether a non-equity incentive payment was earned under the SMICP, and the size of an earned payment, depended on whether FMC achieved operating earnings per share for the year that met or exceeded pre-established targets based on the Company’s annual financial plan. The number of FMC shares the NEOs received under the LTEIP, while subjectively determined by the Compensation and Human Resources Committee and not based directly on performance-related metrics, was heavily influenced by the NEOs’ individual performance and the Company’s performance during 2022. The Company’s performance also impacts these share awards in another way, in that the value of these shares will be affected by their future market price and the total shareholder return (market price appreciation plus dividends paid) on the shares.

FMC continued its excellent performance during 2022. The Company reported net income available to common shareholders of $220.7 million compared to $205.5 million for the year ended 2021, an increase of 7.4 percent. The dividend paid on a share of FMC common stock increased from $1.13/share in 2021 to $1.25/share, an 11% increase. FMC also completed the acquisition of Level One, with 17 banking center locations in Michigan, during 2022, adding $2.5 billion in assets at the time of acquisition. As of December 31, 2022, FMC’s total assets equaled $17.9 billion.

In 2022, the incentive compensation the NEOs earned under the Company’s executive compensation program generally aligned with Company performance that benefits shareholders. Under the SMICP, the operating earnings per share FMC achieves compared to the Company’s annual financial plan is the sole metric on which the non-equity incentive compensation earned by Mr. Hardwick, Mr. Stewart, Ms. Kawiecki, and Mr. Martin is based, and it is the metric on which 70% of Mr. Fluhler’s non-equity incentive compensation is based. The Compensation and Human Resources Committee believes that the operating earnings per share the Company achieves is the best measure of the Company’s success and the metric is most directly reflective of the NEOs’ performance; and, therefore, in the long run, it is also the most closely aligned with the shareholders’ interests. In 2022, the Company’s per share earnings were higher than the target amount.

In addition, each of the NEOs benefited from the vesting in 2022 of restricted shares that had been awarded to them three years earlier under the LTEIP. These shares had a market value that was higher than their value at the time they were awarded. All of this demonstrates that the NEOs’ compensation is aligned with shareholder interests.

PEER GROUP

In its efforts to attract, retain and motivate high-performing executives, FMC competes with other employers, mainly in the financial services industry in the Midwest. Necessarily, this requires the Company to be aware of how peer institutions are compensating their executives, to ascertain how the Company’s executive compensation programs compare - both in their mix and their amounts - with these peers’ programs. The Compensation and Human Resources Committee’s goal is to fix executives’ total compensation as nearly as practicable, taking into account all relevant factors, near or above the median for similar positions at peer institutions, with an appropriate balance between salary and incentive compensation, cash and equity, and short and long-term incentives. The peer group for 2021 consisted of 20 publicly traded financial institutions. The peer group for 2022 consisted of the following 23 publicly traded financial institutions of relatively similar size to the Company:

Ameris Bancorp.	Horizon Bancorp, Inc.
Atlantic Union Bkshs Corp.	Lakeland Financial Corp
City Holding Co.*	Midland States Bancorp., Inc.*
Community Bank System, Inc.*	Nicolet Bankshares, Inc.*
Enterprise Financial Services*	Old National Bancorp
First Busey Corp.	Park National Corp.*
First Financial Bancorp.	Premier Financial Corp.*
FB Financial Corp.*	Simmons First National Corp.*
1st Source Corp.	Stock Yards Bancorp., Inc.
German American Bancorp, Inc.*	United Community Banks, Inc.
Glacier Bancorp, Inc.*	WesBanco, Inc.
Heartland Financial USA, Inc.
*Not in the Company's Peer Group in 2021

The peer group was jointly selected by the Company and McLagan, and reflects the asset size of the Company. The banks in the peer group were selected based on asset size, financial metrics, and an expanded geographic area (i.e., only banks in the western portion of the country were excluded).

COMPENSATION CONSULTANT

The Compensation and Human Resources Committee believes it is essential for the Company to provide a competitive compensation opportunity to its executives in order to attract, retain and motivate a highly qualified leadership team. The Committee has periodically engaged an executive compensation consultant to review the Company’s executive salaries and compensation programs and to make recommendations to the Committee concerning possible adjustments to executive compensation and compensation programs. The Committee engaged McLagan in 2021 and 2022 to analyze a database of executive compensation information McLagan had compiled from the financial institutions in the peer group, and that analysis was taken into consideration in determining the NEOs compensation for 2022. McLagan's data also showed that the cash compensation (base salary and cash bonus) for the Company's CEO in 2022 was below market median, while the cash compensation of the other NEOs in 2022 was, on average, at market median.

INFORMATION CONCERNING EACH MATERIAL ELEMENT OF NEO COMPENSATION

The following paragraphs describe the provisions of the material elements of the NEOs’ compensation during 2022, including their specific application to each of the NEOs. Reference is also made to relevant information contained in the compensation tables and related material on pages 40-46.

BASE SALARY

Base salary is the common element in nearly every compensation program. The salaries of FMC’s executives are determined subjectively by the Compensation and Human Resources Committee, based on their responsibilities and a review of their individual performance and contributions to the Company’s financial performance. In 2022, the Committee considered the recommendations of the CEO, Mr. Hardwick, in assessing the performance of the NEOs other than Mr. Hardwick. The Committee was solely responsible for assessing Mr. Hardwick’s performance and determining his salary and other forms of compensation. Besides individual and Company performance, other factors that may affect the NEOs’ salaries include their experience, budgetary considerations, and the salaries paid to executives holding similar positions with the Company’s competitors in the financial services industry, especially those in the Company’s peer group. The Committee has based its assessment of competitors’ executive salaries on the findings contained in the McLagan study discussed above, and on other public reports and broad-based third party surveys.

The Compensation and Human Resources Committee reviews and adjusts the NEOs’ salaries annually in February or March, after performance reviews have been completed and the Company’s audited financial statements for the preceding fiscal year have been issued. Adjustments become effective as of the first payroll period in March. The Committee believes that, by waiting until the performance reviews have been completed and the financial statements have been issued, the NEOs’ salary adjustments will be more accurately and effectively tied to the NEOs’ success in meeting financial targets and other strategic goals for the previous year. This timing also allows the Committee to communicate decisions regarding salary adjustments and cash incentive payments to the NEOs and other executives at the same time, thus ensuring a clear and consistent message regarding performance and underlining the Company’s emphasis on growing a performance-based culture.

In February 2022, the Compensation and Human Resources Committee increased the NEOs’ base salaries as follows, after evaluating their individual performance and accomplishments and the Company’s performance:

NEO	2021 Base Salary	2022 Base Salary
M. Hardwick	$635,000	$700,000
M. Stewart	575,000	600,000
M. Kawiecki	405,000	450,000
J. Martin	400,000	410,000
S. Fluhler	355,000	365,000

SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM (“SMICP”)

The SMICP is a non-equity incentive compensation plan that affords the NEOs and other management employees the opportunity to earn additional cash compensation annually, determined as a percentage of their base salaries, by meeting pre-established goals for the fiscal year that are closely related to FMC’s strategic and financial plans. Participants must be employed when the payments are made, except in the case of death, disability or retirement, to be eligible for a payment under the Program.

Under the SMICP, the Compensation and Human Resources Committee establishes schedules for the payments early in each fiscal year, beginning at minimum thresholds below which participants do not receive payments, and increasing proportionately to target amounts and maximum amounts that participants may receive. Each participant is then informed of the goals to be achieved (which in nearly all cases are related to the Company’s strategic and financial plans and measurable objectively), the percentage of base salary that will be paid if the participant’s goals are achieved (the target payment), and the applicable minimum thresholds and maximum amounts. Following the end of each fiscal year, after the Company’s audited financial statements for the year have been issued, the Committee approves the payouts under the SMICP.

The Committee has the authority to modify the Program, make final award determinations (which may include increasing or decreasing the amount payable to an individual participant under the applicable formula set forth in the SMICP), set conditions for eligibility and awards, define extraordinary accounting events in calculating earnings, establish future payout schedules, determine circumstances and causes for which payouts can be withheld, and abolish the Program. In doing so, it considers the recommendations of the Chief Executive Officer of the Company, except as the Chief Executive Officer's own cash incentive compensation may be affected. The SMICP has a “clawback” provision that provides for recovery of any payment made to a participant who is an executive officer if the payment is based on a materially inaccurate financial statement.

There were 194 participants who received cash compensation under the SMICP for 2022, including the five NEOs. The payouts for 2022 were made in March 2023. The threshold, target and maximum payout for each of the NEOs under the Program for 2022 is shown in the Grants of Plan-Based Awards for 2022 Table on page 42.

Mr. Hardwick’s target amount for 2022, as set by the Compensation and Human Resources Committee, was 70% of his base salary. The target amounts for Mr. Stewart, Ms. Kawiecki, and Mr. Martin were 60%, 50%, and 45%, respectively, of their base salaries. For each of them, their target payment was based entirely on FMC’s achieving operating earnings, calculated on a diluted GAAP basis, of $3.51/share of common stock. The minimum threshold that would result in a payment of 50% of the target amount was based on achieving operating earnings of $2.46/share, and the maximum payment of 200% of the target amount was based on achieving operating earnings of $4.96/share For 2022, FMC’s reported operating earnings were $3.81/share. Under the payout schedule, achieving the operating earnings amount resulted in payouts to Messrs. Hardwick, Stewart, Martin and Fluhler and Ms. Kawiecki of 125% of their target amounts.

Mr. Fluhler’s target amount for 2022 was 45% of his base salary. Due to nature of his responsibilities, Mr. Fluhler’s target payment was based on two metrics: 70% of his target payment was based on the operating earnings schedule described in the immediately preceding paragraph, and 30% was based on the Company’s achieving a consolidated efficiency ratio (defined as non-interest expense as a percent of the sum of tax equivalent net interest income and non-interest income, excluding security gains and non-recurring items) of 55.09% for 2022. The minimum threshold that would result in a payment of 60% of the target amount under this metric was based on achieving a consolidated efficiency ratio of 59.1%, and the maximum payment of 150% of the target amount was based on achieving a consolidated efficiency ratio of 52.6%. FMC’s consolidated efficiency ratio for 2022 was 53.20%. Under the payout schedule, rounding upward to the efficiency ratio target resulted in a payout to Mr. Fluhler of 137% of his target amount.

As the Summary Compensation Table on page 40 shows, the payouts to the NEOs under the SMICP for 2022 were as follows:

Mr. Hardwick - $527,163
Mr. Stewart - $417,680
Ms. Kawiecki - $232,260
Mr. Martin - $229,760
Mr. Fluhler - $195,089

LONG-TERM EQUITY INCENTIVE PLAN (“LTEIP”)

The LTEIP is an equity incentive plan that affords the NEOs and other management employees the opportunity to benefit as shareholders from long-term improvements in the Company’s financial performance, thus increasing their commonality of interest with other shareholders. The equity awards available under the Plan include grants of restricted stock in the Company and incentive and non-qualified options to acquire common stock in the Company, although the Company has not awarded stock options to any of its employees under the LTEIP, or any prior long-term equity incentive plan, since 2013. The Committee’s decision to discontinue the use of stock option grants was based on its conclusion that restricted stock grants are a more effective form of equity incentive compensation. The Committee was also influenced by a recommendation from its compensation consultant at the time supporting that decision, as well as by recent tax and accounting changes.

Under the LTEIP, the Compensation and Human Resources Committee has the authority to grant restricted stock awards, decide who will receive the awards, determine the types and sizes of the awards, determine the terms, conditions, vesting periods, and restrictions applicable to the awards, adopt, alter and repeal administrative rules and practices governing the LTEIP, interpret the terms and provisions of the LTEIP and any awards granted under it, prescribe the form of award agreements, and otherwise supervise the administration of the LTEIP. Annual restricted stock awards for 2022 under the LTEIP were made by the Committee in the third quarter. On occasion, the Committee grants an award at other times, e.g., when an executive is hired or an employee is promoted. The Committee delegated to the CEO the authority to make restricted stock awards to newly hired and promoted employees, limited to a maximum of 1,000 shares of FMC common stock.

There were 87 participants who received restricted stock awards under the LTEIP on August 3, 2022, including the five NEOs. Another 34 restricted stock awards were made under the LTEIP at other times during 2022. Those awards were made by Mr. Hardwick under the authority delegated to him by the Compensation and Human Resources Committee, as described above. The Committee subjectively determines the amounts of the equity awards to be granted to the participants under the LTEIP, including NEOs; however, in general, they are commensurate with the participants’ positions and level of responsibilities. In making the restricted stock awards, the Committee relied in part on the recommendations of Mr. Hardwick, except for awards to Mr. Hardwick himself.

The restricted stock awards under the LTEIP are not performance-based. The restricted stock generally vests (the restrictions lapse, giving the grantee complete ownership rights) three years after the date of the award. The LTEIP requires a one-year minimum vesting period. However, in all cases, the restricted stock will vest if the grantee dies or becomes disabled, or there is a change of control of FMC, before the shares would otherwise vest. In general, a change of control will not automatically trigger vesting of awards unless participants also experience a termination of employment without cause or resign on account of constructive termination within two years following a change in control (i.e., a "double-trigger" requirement). The Compensation and Human Resources Committee may also partially waive the forfeiture of a restricted stock award if a grantee’s employment is terminated before the stock vests and the Committee determines that the termination was involuntary and without cause. In that event, the part of the award that vests is a fraction of the shares, with a numerator equal to the number of full years that have elapsed between the date of the award and the date of termination and a denominator equal to the number of years between the date of the award and the date the award vests. A grantee of restricted stock under the LTEIP is entitled to vote the shares of stock and receive the dividends on the stock, notwithstanding the restrictions.

As the Grants of Plan-Based Awards for 2022 Table on page 42 shows, the Committee made the following awards of restricted stock to the NEOs under the LTEIP:

On August 3, 2022
Mr. Hardwick - 15,000 shares
Mr. Stewart - 10,000 shares
Ms. Kawiecki - 7,000 shares
Mr. Martin - 4,500 shares
Mr. Fluhler - 4,000 shares

The value of the restricted stock on August 3, 2022, was $40.95/share. The restricted stock awarded on August 3, 2022, will vest on August 3, 2025, or, if earlier, on the date the grantee dies or becomes disabled.

The LTEIP includes a provision that executive officers must hold at least 25% of all “net shares” (which the LTEIP defines as the number of shares issued to the executive officer under an award after subtracting the number of shares, if any, transferred or surrendered by the executive officer to pay the exercise price of a stock option and/or to pay any withholding taxes associated with an award) issued to them under the LTEIP, including both restricted stock awards and shares issued upon the exercise of stock options, until the earlier of the date of the executive officer’s death, retirement or other termination of employment, or the date of a change of control. The purpose of this provision is to ensure that executive officers who benefit from equity awards under the LTEIP have a long-term financial interest in growing the value of the Company’s stock due to their increased ownership of FMC common shares. With the same purpose, the LTEIP includes a guideline stating that executive officers participating in the LTEIP should acquire and hold shares of the Company’s common stock equal in value to at least 100% of their then current annual salary within six years after commencing participation. However, this guideline is not a condition or restriction and does not present a risk of forfeiture with respect to any equity award made to an executive officer under the LTEIP.

The Company also has a written policy prohibiting its executive officers from engaging in short sales or in hedging against a possible decrease in the market value of FMC stock granted to the executive under the LTEIP or otherwise held, directly or indirectly, by the executive officer. A primary purpose of the hedging prohibition is to avoid reducing the executive’s incentive to seek to improve the Company’s performance. The Company also has a written policy prohibiting its executive officers from pledging their shares as collateral for a loan.

EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

The ESPP is a form of equity-based compensation that is available to nearly all of the employees of FMC and its subsidiaries, including the NEOs. It is a Code §423 employee stock purchase plan that was approved by the shareholders at the 2019 Annual Meeting. It provides an attractive vehicle for participants to acquire the Company’s stock, thus further aligning their interests with those of other shareholders. Participants may elect under the Plan, prior to each three month offering period corresponding to the calendar quarters, to purchase shares of FMC stock at a price equal to 85% of the average of the closing prices for the stock on each trading day during the offering period, as reported by Nasdaq.

Mr. Stewart was the only NEO who participated in the ESPP during 2022. He participated during all four of the 2022 offering periods, purchasing 25, 31, 31, and 25 shares, respectively, at per share prices of $36.91, $33.46, $33.73, and $35.92, respectively.

RETIREMENT PENSION PLAN (“PENSION PLAN”)

The Pension Plan is a qualified Code §401(a) defined benefit pension plan that the Company “froze” in 2005. Only a few “grandfathered” participants - those who had attained age 55 and earned at least 10 years of credited service on March 1, 2005 - continued to accrue benefits under the Pension Plan after that date, and the benefits of the other participants were frozen. No new participants were added after March 1, 2005. The benefits payable upon retirement at age 65 to employees participating in the Pension Plan are computed as a straight-life annuity (although other forms of actuarially equivalent benefits are offered) based on the following formula: 1.6% of average final compensation (in general, the participant’s highest 60 consecutive months’ W-2 compensation, less incentive pay) plus .5% of average final compensation in excess of Social Security covered compensation, both amounts times years of service to a maximum of 25 years. Benefits are integrated with Social Security but they are not subject to any deduction for Social Security or other offset amounts. The benefits payable under the Pension Plan at age 65 to the participants whose benefits were frozen are determined under the formula described above, based on their average final compensation as of March 1, 2005, times a fraction, the numerator of which is the participant’s years of credited service as of March 1, 2005, and the denominator of which is the participant’s years of credited service projected to age 65.

Mr. Hardwick and Mr. Fluhler are the only two NEOs who are participants in the Pension Plan. Since they had not yet attained age 55 and earned at least 10 years of credited service on March 1, 2005, they were not eligible for “grandfathering.” They ceased accruing benefits under the Pension Plan, and their accrued benefits were frozen as of that date. As of December 31, 2022, the present value of Mr. Hardwick’s and Mr. Fluhler’s accumulated benefits were $52,792 and $30,193, respectively. If they continue their employment with the Company until age 65 and retire at that time, their annual benefits under the Pension Plan, payable as a straight-life annuity, would be approximately $8,594 and $4,440, respectively. See the Pension Benefits Table on page 44

RETIREMENT AND INCOME SAVINGS PLAN (“§401(K) PLAN”)

The §401(k) Plan is a qualified Code §401(k) defined contribution retirement plan, under which participating employees of the Company and its subsidiaries that adopt the Plan may save for their retirement by making pre-tax and Roth after-tax contributions up to the lesser of the statutory limits ($22,500 plus “catch up” contributions of up to $7,500 for participants over age 50) and the limits set forth in the §401(k) Plan.

The Company makes matching contributions to the §401(k) Plan on behalf of participants who make pre-tax and/or Roth after-tax contributions. The Company matches a participant’s pre-tax and Roth after-tax contributions at the rate of 100% of such contributions up to 3% of the participant’s compensation, plus 50% of such contributions to the extent they exceed 3% but do not exceed 6% of the participant’s compensation (defined as W-2 compensation plus certain voluntary pre-tax contributions, up to the Code §401(a)(17) maximum, which is $305,000 for 2022 and $330,000 for 2023). Thus, the maximum matching employer contribution is generally 4½% of a participant’s compensation (less if the participant’s compensation exceeds the Code §401(a)(17) maximum).

Plan participants who have been continuously employed by FMC since before January 1, 2010 receive additional employer contributions under the §401(k) Plan, equal to 2% of the participant’s compensation (as defined above), as limited by the Code §401(a)(17) maximum. Employees hired or rehired on or after January 1, 2010 are not eligible to receive these additional contributions.

All pre-tax and Roth after-tax participant contributions under the §401(k) Plan are fully vested, while participants become vested in employer matching contributions and additional employer contributions, if any, at the rate of 20% for each year of service. Participants become 100% vested in their employer matching contributions and additional employer contributions, if any, in the event of their death, disability (as defined in the Plan), or satisfaction of any of the Plan’s retirement requirements.

The employer matching and additional contributions made on behalf of the NEOs under the §401(k) Plan for 2022 were as follows:

Mr. Hardwick - $13,725 matching contributions and $5,800 additional contributions
Mr. Stewart - $13,725 matching contributions and $5,800 additional contributions
Ms. Kawiecki - $13,725 matching contributions
Mr. Martin - $13,725 matching contributions and $5,800 additional contributions
Mr. Fluhler - $6,499 matching contributions and $5,800 additional contributions

These contributions are included in the column headed “All Other Compensation” in the Summary Compensation Table on page 40.

2011 EXECUTIVE DEFERRED COMPENSATION PLAN (“EDCP”)

The EDCP is a non-qualified deferred compensation plan that FMC established in 2011. Under the EDCP, participants who are designated by the Compensation and Human Resources Committee have the opportunity to defer compensation (W-2 compensation plus certain pre-tax contributions as described in the EDCP) in excess of the maximum annual salary deferrals permitted under the §401(k) Plan ($22,500). Participants over age 50 may also make “catch up” contributions of up to $7,500. The maximum amount that a participant may defer under the EDCP is 75% of compensation, less any amounts deferred under the §401(k) Plan. FMC may also match participant deferrals at the rate of 50% of the deferrals up to a maximum of 6% of compensation (using the §401(k) Plan definition without the Code §401(a)(17) limit), and it may also make supplemental contributions. The Company also credits a participant’s account under the EDCP with non-elective contributions equal to all deferrals and related matching contributions that are refunded to the participant for any plan year under the §401(k) Plan. Deferrals and non-elective contributions are 100% vested at all times, while matching contributions vest after five years and supplemental contributions vest after three years or, if earlier, upon the participant’s death, disability, or attainment of normal retirement age (age 65 with five years of participation in the §401(k) Plan). The Committee delegated its authority to designate participants in the EDCP to Mr. Hardwick, subject to annual review by the Committee of the list of participants.

Messrs. Hardwick, Stewart, and Fluhler and Ms. Kawiecki are the NEOs who are participants in the EDCP, as the Non-qualified Deferred Compensation in 2022 Table on page 45 shows. Their contributions to the Plan were either deferrals by the NEOs or non-elective contributions equal to deferred amounts that were refunded to the NEOs in 2022 under the §401(k) Plan, or both. Their total contributions in 2022 were as follows:

Mr. Hardwick - participant deferrals of $33,245
Mr. Stewart - participant deferrals of $0
Ms. Kawiecki - participant deferrals of $0
Mr. Fluhler - participant deferrals of $21,878

CHANGE OF CONTROL AND OTHER EMPLOYMENT OR SEVERANCE AGREEMENTS

FMC has change of control agreements with the NEOs and certain other senior management employees because it believes these agreements promote the interests of the Company and its shareholders by providing them a financial incentive to remain with the Company and continue to act in the Company’s and the shareholders’ best interests in the event of a proposed acquisition or change of control situation in which they might otherwise decide to terminate employment due to the uncertainties of their own circumstances. The change of control agreements are “double trigger” agreements, meaning that severance benefits are payable to the executive only if: (1) a change of control occurs; and (2) the executive’s employment is terminated or constructively terminated following the change of control. The agreements provide that this termination must occur within 24 months following the change of control in order for the agreement to apply and benefits to be payable. No benefits are payable in the event of an executive’s voluntary retirement, death, disability or termination for cause. The definitions of “change of control” and “constructive termination” are set forth on page 45 in the narrative accompanying the Change of Control Agreements Table. The agreements also define “termination for cause.” Payments under the change of control agreements are calculated as a multiple of the sum of the executive’s annual base salary at the time of receiving notice of termination and the largest annual cash incentive payment received by the executive under the SMICP during the two years preceding the date of termination. For 2022, this multiple was 2.99 for Messrs. Hardwick, Stewart and Martin, and Ms. Kawiecki. The multiple was 1.50 for Mr. Fluhler.

The change of control agreements cover only a few employees and represent a relatively small percentage of FMC’s market capitalization; therefore, the Compensation and Human Resources Committee and the Board do not believe that their existence would discourage any proposed acquisition of the Company. The agreements were not executed in response to an effort to acquire control of the Company, and the Board is not aware of any such effort.

Except for the change of control agreements, the Company does not have employment or other severance agreements with any of the NEOs. Under Indiana law, the NEOs are deemed to be “at will” employees.

MITIGATION OF RISKS

In designing and implementing the executive compensation plans, FMC makes all reasonable efforts to ensure that the plans do not include any cash or equity-based incentive or other feature that might encourage executives to take unnecessary and excessive risks that threaten the value of the Company or encourage the manipulation of reported earnings of the Company to enhance the compensation of any executive. The Risk and Credit Policy Committee oversees the management of enterprise-wide risk for the Company; however, the Compensation and Human Resources Committee has the primary responsibility for overseeing the management of compensation plan risks. The two Committees share continuing responsibility for monitoring risk exposure to assure that it remains within established limits and that significant risk exposures are brought to the attention of the full Board.

Compensation plan risks are mitigated in a number of ways. They include the following:

•Executive compensation is a mix of cash and equity, fixed and variable compensation, and annual and long-term incentives.

•The SMICP, the non-equity incentive compensation plan covering the NEOs and other management employees, caps the NEOs’ incentive award payouts at 200% of target for the earnings per share metric, and less for other metrics.

•The SMICP has tiered goals and award levels, with narrower bands or increments, not “all or nothing” goals or larger bands or increments.

•Each of the SMICP and the LTEIP has a “clawback” provision under which the Company may recover a payment made to an executive officer if the payment is based on a materially inaccurate financial statement.

•The Company has a written policy prohibiting senior managers and members of the Board of Directors from engaging in hedging or short sales of FMC stock and from pledging their shares as collateral for a loan.

•The LTEIP, the equity incentive plan covering the NEOs and other management employees, requires a one-year minimum vesting period for each award and, in practice, the Compensation and Human Resources Committee has provided that restricted stock awards will not vest for three years.

•The LTEIP also provides that executive officers must hold approximately 25% of the shares awarded to them under the Plan until their death, retirement, termination of employment, or change of control.

•The LTEIP also states that executive officers are expected to acquire and hold FMC stock at least equal to their then current annual salary within six years of commencing participation in the Plan.

•The Company does not have employment or severance agreements with its NEOs, thus avoiding multi-year guaranteed employment terms.

•None of FMC’s compensation programs include tax gross-ups, single trigger change of control agreements, or extravagant executive perquisites.

•The Company periodically engages a compensation consultant to review FMC’s executive salaries and compensation programs to ensure they are competitive but not overly generous.

•The Company has an Ethics and Integrity Policy, monitored by the Audit Committee, under which employees and others may raise concerns regarding accounting, internal controls, or auditing matters. It includes the option to anonymously report conduct and matters covered by the Policy through a toll-free ethics hotline operated by an outside company.

•Management has established an Incentive Compensation Steering Committee to oversee the Corporate Compensation Policy.

•The Company's Human Resources Department engaged McLagan in 2022 to conduct a risk assessment of the Company's 54 incentive compensation plans. That assessment included the Senior Management Incentive Plan, which is the non-equity incentive compensation plan covering the NEOs. A risk mitigation methodology was developed and implemented.

Based on these risk mitigation undertakings, the Compensation and Human Resources Committee does not believe that the risks arising from FMC’s compensation policies and practices for its executive employees are reasonably likely to have a material adverse effect on the Company within the scope of Item 402(s) of SEC Regulation S-K.

SHAREHOLDER ADVISORY VOTE ON NEO COMPENSATION AT 2022 ANNUAL MEETING

In accordance with Rule 14A-21(a) under the Securities Exchange Act of 1934, the Company held a separate shareholder advisory vote at the 2022 Annual Meeting on a resolution to approve the compensation of its NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in the 2022 proxy statement. Of the shares that were voted, 37,775,246 (94.46%) were voted in favor of the resolution, 2,213,248 (5.53%) were voted against the resolution, and 306,462 (0.01%) abstained. The Compensation and Human Resources Committee considered these results at its first meeting following the vote and concluded that the vote showed that the shareholders supported the Company’s executive compensation policies and programs. The Committee did not make any significant changes in 2022 to the executive compensation policies and programs on the basis of this advisory vote.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

The following table provides information concerning the NEOs’ 2020, 2021, and 2022 compensation:

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-equity Incentive Plan Compensation (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Mark K. Hardwick Chief Executive Officer	2020	$398,858	$257,830	$89,743	$23,479	$57,676	$827,586
	2021	561,166	362,695	471,380	—	59,246	1,454,487
	2022	662,500	614,250	527,163	0	64,287	1,868,200
Michael J. Stewart President	2020	358,772	249,688	80,724	0	62,903	752,087
	2021	507,856	330,692	391,049	0	64,070	1,293,667
	2022	588,564	409,500	417,680	0	66,545	1,482,289
Michele M. Kawiecki(5) Executive Vice President and Chief Financial Officer	2020	—	—	—	0	—	—
	2021	354,474	433,967	198,505	0	48,574	1,035,520
	2022	425,577	286,650	232,260	0	57,098	1,001,585
John J. Martin Executive Vice President and Chief Credit Officer	2020	285,349	203,550	57,070	0	46,029	591,998
	2021	332,575	433,117	209,522	0	53,658	1,028,872
	2022	408,462	184,275	229,760	0	53,077	875,574
Stephan H. Fluhler Senior Vice President and Chief Information Officer	2020	281,515	108,560	67,789	11,864	24,700	494,428
	2021	315,377	337,960	174,340	0	37,458	865,135
	2022	363,462	163,800	195,089	0	33,139	755,490
(1)    A discussion of the assumptions used in calculating these values is contained in Note 17 to the 2022 audited financial statements, on pages 101 and 102 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

(2)    The amounts shown in the Non-equity Incentive Plan Compensation column are payments under the SMICP for performance in the years indicated. However, the NEOs received these payments in March of the following year. None of the NEOs received a bonus for 2020, 2021, or 2022 except for these payments under the SMICP.

(3)    The amounts shown in the Change in Pension Value and Non-qualified Deferred Compensation Earnings column for Mr. Hardwick and Mr. Fluhler are the changes in the actuarial present value of their frozen benefits under the Pension Plan for the years indicated. The present value of Mr. Hardwick's and Mr. Fluhler's benefits decreased by $43,030 and $21,782, respectively, in 2022. SEC rules require that negative earnings be shown as $0 in the Summary Compensation Table. Mr. Stewart, Mr. Martin, and Ms. Kawiecki have not participated in any Company-sponsored defined benefit plan or other actuarial pension plan. No NEO received above-market or preferential earnings on deferred compensation for 2020, 2021, or 2022.

(4)    The amounts shown in the All Other Compensation column include the following for the years indicated:

Mr. Hardwick

•§401(k) Plan FMC matching contributions of $12,825 (2020), $13,962 (2021) and $13,725 (2022)
•Additional §401(k) Plan FMC contributions of $5,700 (2020), $5,800 (2021) and $5,800 (2022)
•Reinvested dividends on restricted stock awards valued at $34,048 (2020), $33,003 (2021), and $39,373 (2022)
•Perquisites of $5,389 (car allowance and country club dues)

Mr. Stewart

•§401(k) Plan FMC matching contributions of $12,825 (2020), $13,050 (2021) and $13,725 (2022)
•Additional §401(k) Plan FMC contributions of $5,700 (2020), $5,800 (2021) and $5,800 (2022)
•Reinvested dividends on restricted stock awards valued at $32,747 (2020), $31,562 (2021), and $34,603 (2022)
•Perquisites of $12,417 (car allowance and country club dues)

Ms. Kawiecki

•§401(k) Plan FMC matching contributions of $13, 621 (2021) and $13,725 (2022)
•Reinvested dividends on restricted stock award valued at $16,691 (2021) and $24,333 (2022)
•Perquisites of $19,040 (car allowance and country club dues)

Mr. Martin

•§401(k) Plan FMC matching contributions of $12,825 (2020), $13,050 (2021) and $13,725 (2022)
•Additional §401(k) Plan FMC contributions of $5,700 (2020), $5,800 (2021) and $5,800 (2022)
•Reinvested dividends on restricted stock awards valued at $24,282 (2020), $31,607 (2021) and $31,004 (2022)
•Perquisites of $2,548 (car allowance)

Mr. Fluhler

•§401(k) Plan FMC matching contributions of $3,808 (2020), $12,396 (2021) and $6,499 (2022)
•Additional §401(k) Plan FMC contributions of $5,700 (2020), $5,800 (2021) and $5,800 (2022)
•Reinvested dividends on restricted stock awards valued at $12,951 (2020), $19,262 (2021) and $20,840 (2022)

(5)    Ms. Kawiecki was not an NEO in 2020.

The Company does not have employment agreements with any of the NEOs.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information concerning all of the grants of plan-based awards made to the NEOs for 2022. The non-equity incentive plan awards were made under the SMICP, and the stock awards were grants of restricted stock made under the LTEIP. No stock option awards were made to any of the NEOs for 2022. The SMICP and the LTEIP are described in the Compensation Discussion and Analysis, on pages 30-39.

GRANTS OF PLAN-BASED AWARDS FOR 2022

		Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum
Mark K. Hardwick	8/3/22	$0	$397,500	$795,000	15,000	$614,250

Michael J. Stewart	8/3/22	0	323,710	647,420	10,000	409,500

Michele M. Kawiecki	8/3/22	0	170,231	340,462	7,000	286,650

John J. Martin	8/3/22	0	183,808	367,616	4,500	184,275

Stephan H. Fluhler	8/3/22	0	145,389	290,778	4,000	163,800

(1) The amounts shown in the Estimated Future Payouts under Non-equity Incentive Plan Awards column were the range of payouts to the NEOs for targeted performance for 2022 under the SMICP. The payments made to the NEOs for 2022 performance under the SMICP are shown in the Non-equity Incentive Plan Compensation column of the Summary Compensation Table on page 40.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information concerning unexercised stock options, stock awards that have not vested, and equity incentive plan awards for each of the NEOs outstanding as of the end of the Company’s 2022 fiscal year.

OUTSTANDING EQUITY AWARDS AT END OF 2022 FISCAL YEAR

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
Mark K. Hardwick				34,375	$1,413,156
Michael J. Stewart				28,188	1,158,809
Michele M. Kawiecki				22,214	913,218
John J. Martin				23,463	964,564
Stephan H. Fluhler				16,811	691,100

(1)None of the NEOs had unexercised option awards at the end of the 2022 fiscal year.

(2)The vesting dates of the stock awards that had not vested at the end of the 2022 fiscal year are:

Mr. Hardwick
10,242 shares will vest on August 12, 2023
8,895 shares will vest on August 10, 2024
15,238 shares will vest on August 3, 2025

Mr. Stewart
9,918 shares will vest on August 12, 2023
8,111 shares will vest on August 10, 2024
10,159 shares will vest on August 3, 2025

Ms. Kawiecki
4,312 shares will vest on August 12, 2023
5,494 shares will vest on August 10, 2024
7,111 shares will vest on August 3, 2025
5,296 shares will vest on February 8, 2026

Mr. Martin
8,086 shares will vest on August 12, 2023
4,186 shares will vest on August 10, 2024
4,571 shares will vest on August 3, 2025
6,620 shares will vest on February 8, 2026

Mr. Fluhler
4,312 shares will vest on August 12, 2023
3,140 shares will vest on August 10, 2024
4,064 shares will vest on August 3, 2025
5,296 shares will vest on February 8, 2026

(3)The market value of the stock awards that had not vested at the end of the 2022 fiscal year was computed by multiplying the closing market price of FMC’s stock on December 31, 2022 ($41.11/share) by the number of shares that had not vested.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information concerning each exercise of a stock option and each vesting of a stock grant, including restricted stock and restricted stock units, during FMC’s 2022 fiscal year for each of the NEOs.

OPTION EXERCISES AND STOCK VESTED DURING 2022

Name	Option Awards			Stock Awards
	Exercise Date	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Mark K. Hardwick				10,408	$428,703
Michael J. Stewart				10,079	415,165
Michele M. Kawiecki				2,191	90,253
John J. Martin				8,217	338,450
Stephan H. Fluhler				4,382	180,507

(1) The vesting date for the applicable stock award was August 9, 2022. The value realized on vesting was computed by multiplying the number of shares that vested by the market value of the shares ($41.19/share) on the vesting date.

PENSION BENEFITS TABLE

The following table provides information concerning the Pension Plan with respect to each of the NEOs as of December 31, 2022.
PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Mark K. Hardwick	FMC Retirement Pension Plan	7.32	$52,792	0
Michael J. Stewart	N/A	N/A	N/A	N/A
Michele M. Kawiecki	N/A	N/A	N/A	N/A
John J. Martin	N/A	N/A	N/A	N/A
Stephan H. Fluhler	FMC Retirement Pension Plan	4.76	$30,193	0

(1)    Mr. Stewart, Ms. Kawiecki, and Mr. Martin are not participants in the Pension Plan, because they were not employed by the Company on March 1, 2005, when the Pension Plan was frozen. Mr. Hardwick and Mr. Fluhler are participants in the Pension Plan, but their benefits were frozen, effective March 1, 2005, because they had not yet attained age 55 and accrued 10 years of credited service as of that date. Their years of credited service under the plan are one fewer than their number of actual years of service with the Company when the Plan was frozen. Neither Mr. Hardwick nor Mr. Fluhler is currently eligible for normal or early retirement under the Pension Plan.

(2)    The assumptions used in calculating the present value of accumulated benefits are discussed in Note 18 to FMC’s 2022 audited financial statements, on pages 102-105 of FMC’s Annual Report on Form 10-K for the year ended December 31, 2022.

The Pension Plan is a tax-qualified Code §401(a) defined benefit pension plan. The benefits payable upon retirement at age 65 to employees participating in the Pension Plan are computed as a straight-life annuity (although other forms of actuarially equivalent benefits are offered) based on the following formula: 1.6% of average final compensation (in general, the participant’s highest 60 consecutive months’ W-2 compensation, less incentive pay) plus .5% of average final compensation in excess of Social Security covered compensation, both amounts times years of service to a maximum of 25 years. Benefits are integrated with Social Security but they are not subject to any deduction for Social Security or other offset amounts. The benefits payable under the Pension Plan at age 65 to the participants whose benefits were frozen, effective March 1, 2005, are determined under the formula described above, based on their average final compensation as of that date, times a fraction, the numerator of which is the participant’s years of credited service as of March 1, 2005, and the denominator of which is the participant’s years of credited service projected to age 65.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table shows the dollar amounts of contributions, earnings, withdrawals, distributions and the aggregate balances of the NEOs’ deferred benefit accounts under the First Merchants Corporation 2011 Executive Deferred Compensation Plan ("EDCP") as of December 31, 2022.

NON-QUALIFIED DEFERRED COMPENSATION IN 2022

Name	Executive Contributions in Last Fiscal Year(1)	Company's Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
Mark K. Hardwick	$33,245	$0	$0	$0	$289,203
Michael J. Stewart	0	0	0	0	37,902
Michele M. Kawiecki	0	0	0	0	9,434
John J. Martin	0	0	0	0	0
Stephan H. Fluhler	21,878	0	980	0	76,754

(1)Only Messrs. Hardwick and Fluhler made deferrals in the EDCP in 2022.The EDCP also has other participants besides the NEOs. The amounts shown for the NEOs in the Executive contributions in last fiscal year column for the EDCP were either amounts deferred by the NEOs in 2022 or non-elective contributions equal to deferred amounts that were refunded to the NEOs in 2022 under the §401(k) Plan, or both. The amounts shown for the NEOs in the Company’s contributions in last fiscal year column for the EDCP were non-elective contributions equal to matching contributions that were refunded to the NEOs in 2022 under the §401(k) Plan. These matching contributions were reported as compensation to the NEOs in the Summary Compensation Table in the proxy statement for the 2022 annual meeting of shareholders.

CHANGE OF CONTROL AGREEMENTS TABLE

The Company does not have an employment or severance agreement with any of the NEOs.

FMC has a “double trigger” change of control agreement with each of the NEOs that, in general, would provide for a severance payment to the NEO in the event of a change of control of the Company that is followed by a termination or constructive termination of the NEO’s employment within 24 months after the change of control. A "change of control" is defined as an acquisition by any person of 25% or more of FMC’s voting shares, a change in the makeup of a majority of the Board over a 24‑month period, a merger of FMC in which the shareholders before the merger own 50% or less of the Company’s voting shares after the merger, or approval by FMC’s shareholders of a plan of complete liquidation of FMC or an agreement to sell or dispose of substantially all of the Company’s assets. A "constructive termination" is defined as a significant reduction in duties, compensation or benefits or a relocation of the NEO’s office outside the area described in the agreement, unless agreed to by the NEO. No payment would be made under the agreement if the termination was for “cause” (as defined in the change of control agreement) or if the termination was because of the NEO’s death, disability or voluntary retirement, or if the NEO voluntarily terminated employment (unless due to constructive termination).

If the two triggering events occur, the agreement provides that the NEO would be entitled, in addition to base salary and incentive compensation accrued through the date of termination, to payment from the Company, or its successor in the event of a purchase, merger or consolidation, of a lump sum severance payment in an amount determined by multiplying the sum of the NEO’s annual base salary as in effect on the date the NEO receives notice of termination and the largest cash incentive plan payment received by the NEO under the SMICP during the two years preceding the date of termination, by the percentage set forth in the agreement (299% for Mr. Hardwick, Mr. Stewart, Ms. Kawiecki, and Mr. Martin, and 150% for Mr. Fluhler). In such event, the NEO’s outstanding stock options would be canceled; and, in lieu thereof, the NEO would receive a lump sum amount equal to the bargain element value of these options, if any. The restrictions on any shares of restricted stock held by the NEO when the two triggering events occurred would also lapse, and the NEO’s unvested benefits under the non-qualified deferred compensation plans would vest. The NEO would also be entitled to outplacement services, reasonable legal fees and expenses incurred as a result of the termination, and life, disability, accident and health insurance coverage until the earlier of two years following the date of termination or the NEO’s 65th birthday. The insurance coverage would be similar to what the NEO was receiving immediately prior to the notice of termination, and the Company would pay the same percentage of the cost of such coverage as it was paying on the NEO’s behalf on the date of such notice.

The following table shows the lump sum severance payment amounts that would have been payable to the NEOs under the change of control agreements if both of the triggering events had occurred on December 31, 2022. The table also shows the bargain element values of the NEOs’ outstanding stock options on that date and the estimated values of their life, disability, accident and health insurance coverages for two years following that date.

CHANGE OF CONTROL AGREEMENTS

Name	Multiplier	Severance Benefit Amount ($)	Bargain Element Values of Outstanding Stock Options	Estimated Values of Insurance Coverages for Two Years ($)
Mark K. Hardwick	299%	3,502,426	—	31,514
Michael J. Stewart	299%	2,963,237	—	28,292
Michele M. Kawiecki	299%	1,939,030	—	33,492
John J. Martin	299%	1,852,371	—	31,732
Stephan H. Fluhler	150%	809,010	—	12,574

The change of control agreements were not entered into in response to any effort to acquire control of the Company, and the Board is not aware of any such effort.

The EDCP is unfunded, and benefits payable under this Plans depends solely on the unsecured promise of the Company. The Company has established a “rabbi” trust (“Trust”), with the First Merchants Private Wealth Advisors division of its subsidiary, First Merchants Bank, as the trustee. The Company makes annual contributions to the Trust to help pay its liabilities under the EDCP. However, the EDCP participants have no preferred claim on, or any beneficial ownership interest in, the assets of the Trust. The Company may make investment options available to a participant but is under no obligation to invest its contributions according to the option selected. The actual investment returns for a participant’s account may differ from the returns on the investments requested by the participant. A participant may request changes in the investment options daily, by submitting written investment allocation requests to the trustee. The EDCP is operated in compliance with Code §409A.

The EDCP gives eligible salaried employees the opportunity to defer compensation (W-2 compensation plus certain pre-tax contributions as described in the plan) in excess of the maximum annual deferrals permitted under the §401(k) Plan. The maximum deferral under the §401(k) Plan was $20,500. Participants over age 50 could also make “catch up” contributions of up to $6,500. The EDCP provides that eligible participants are to be designated by the Compensation and Human Resources Committee. However, the Committee has delegated this authority to Mr. Rechin, for participants other than himself, subject to annual review by the Committee of the list of participants. The maximum amount that a participant can defer under the EDCP is 75% of his or her compensation, less any amounts deferred under the §401(k) Plan. FMC may also credit matching contributions to a participant’s account equal to 50% of the participant’s deferrals up to 6% of compensation, and it may credit a participant’s account with supplemental contributions. In addition, the Company will credit a participant’s account with non-elective contributions equal to all deferrals and related matching contributions that are refunded to the participant for any plan year under the §401(k) Plan. Deferrals and non-elective contributions under the EDCP are 100% vested at all times, while matching contributions vest after five years, and supplemental contributions vest after three years. All amounts credited to a participant’s account vest upon the participant’s death, disability, or attainment of normal retirement age (age 65 with five years of participation in the §401(k) Plan). The terms “deferrals” and “contributions” in the EDCP are for ease of reference; they are actually only credits to participants’ accounts under the plan. A participant may designate the date account balances will be distributed, or commence to be distributed, under the EDCP (so long as the date is at least two years following the beginning of the plan year for which the first deferral under the plan is made), and whether distribution will be made in a lump sum or installments (the initial payment to certain key executives, including the NEOs, is delayed six months and made retroactively if made on account of the participant’s separation from service). If a participant dies, becomes disabled, or experiences an unforeseeable emergency (as defined in the EDCP), his or her benefit will be distributable in a lump sum within 90 days of the event. In the event of a change of control (as defined in the regulations under Code Section 409A), a participant’s benefit will be distributed in a lump sum on the date of the change of control.

RATIO OF ANNUAL TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER TO MEDIAN EMPLOYEE

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mark K. Hardwick, our Chief Executive Officer (“CEO”) in 2022.

We have identified a new median employee for purposes of calculating the ratio of our CEO’s total annual compensation to that of the median employee. To determine the new median employee, we reviewed our entire employee population as of December 23, 2022. The employee population totaled 2,142 employees after omitting the CEO. We have no employees outside of the U.S., so no adjustments were made to the employee population on that basis.

We used the combination of base salary, overtime, and annual incentive compensation as our consistently applied compensation measure. Compensation was annualized to the end of the fiscal year, including annualizing the pay of permanent employees hired in 2022, as allowed under the ratio rule. Using this methodology, we directly identified our median employee and then determined the median employee’s total compensation at the end of our fiscal year using the Summary Compensation Table items as reflected on page 40. The amount of that compensation was $53,822. The amount of our CEO’s 2022 total compensation (as reflected on page 40) was $1,868,200. Based on this information, and consistent with Item 402(u) of SEC Regulation S-K, the ratio of our CEO’s total annual compensation to that of the median employee was 34:1.

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE TABLE
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Principal Executive Officer ($)	Compensation Actually Paid to Principal Executive Officer ($)	Average Summary Compensation Table Total for Non-Principal Executive Officer Named Executive Officers ($)	Average Compensation Actually Paid to Non-Principal Executive Officer Named Executive Officers ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)	Net Income Available to Common Shareholders ($000)	Earnings Per Share ($)(7)
2022(1)	1,868,200	1,849,910(4)	1,028,734	1,013,896(5)	108.22	116.10	$220,700	3.81
2021(2)	1,454,487	1,580,952(4)	1,055,798	1,132,355(5)	107.02	124.74	205,500	3.81
2020(3)	1,403,078	1,174,328(4)	666,525	523,527(5)	93.07	91.29	148,600	2.74

(1)In 2022, the Company's Principal Executive Officer ("PEO") was Mark K. Hardwick, and the Company's Non-Principal Executive Officer Named Executive Officers ("Non-PEO NEOs") were Michael J. Stewart, Michele M. Kawiecki, John J. Martin and Stephan H. Fluhler

(2)In 2021, the Company's PEO was Mark K. Hardwick, and the Company's Non-PEO NEOs were Michael J. Stewart, Michele M. Kawiecki, John J. Martin and Stephan H. Fluhler

(3)In 2020, the Company's PEO was Michael C. Rechin, and the Company's Non-PEO NEOs were Mark K. Hardwick, Michael J. Stewart, John J. Martin and Stephan H. Fluhler

(4)The adjustments made to the Summary Compensation Table "Total" for the Company's Principal Executive Officer are as follows:

Year	Reported Summary Compensation Table Total for Principal Executive Officer ($)	Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Reported Change in the Actuarial Present Value of Pension Benefits ($) (c)	Pension Benefit Adjustments ($) (d)	Compensation Actually Paid to Principal Executive Officer ($)
2022	1,868,200	(614,250)	595,960		0	1,849,910
2021	1,454,487	(362,695)	489,160		0	1,580,952
2020	1,403,078	(407,100)	178,350		0	1,174,328

(a) The reported value of equity awards represents the grant date fair value of equity awards as reported in the "Stock Awards" column of the Summary Compensation Table for each applicable year.

(b) The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted during the Year ($)	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	616,650	(14,040)	0	(6,650)	0	0	595,960
2021	356,065	85,120	0	47,975	0	0	489,160
2020	561,150	(125,400)	0	(257,400)	0	0	178,350

(c) The amounts in this column, if any, represent the amounts reported in "Change in Pension and Nonqualified Deferred Compensation" column of the Summary Compensation Table for each applicable year.

(d) The Service Cost and Prior Service Cost for each of 2020, 2021, 2022 are $0 because the First Merchants Corporation Retirement Pension Plan ("Pension Plan") benefit accruals were frozen in each year. In addition, no amendments were made to the Pension Plan for such years that generated a Prior Service Cost base under ASC 715, and therefore, there is no Pension Plan adjustment applicable to Compensation Actually Paid for those years.

(5)The adjustments made to the average of Summary Compensation Table "Total" for the Company's non-PEO NEOs are as follows:

Year	Average Reported Summary Compensation Table Total for Non-Principal Executive Officers	Average Reported Value of Equity Awards ($) (a)	Average Equity Award Adjustments ($) (b)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($) (c)	Average Pension Benefit Adjustments ($) (d)	Average Compensation Actually Paid to Non-Principal Executive Officers ($)
2022	1,028,734	(261,056)	246,218	0	0	1,013,896
2021	1,055,798	(383,934)	460,491	0	0	1,132,355
2020	666,525	(204,907)	61,909	(8,836)	0	523,527

(a) The reported value of equity awards represents the grant date fair value of equity awards as reported in the "Stock Awards" column of the Summary Compensation Table for each applicable year.

(b) The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year-End Fair Value of Equity Awards Granted during the Year ($)	Average Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Average Total Equity Award Adjustments ($)
2022	262,076	(11,885)	0	(3,973)	0	0	246,218
2021	379,628	53,080	0	27,775	0	0	460,491
2020	282,446	(62,909)	0	(157,628)	0	0	61,909

(c) The amounts in this column represent the amounts reported in "Change in Pension and Nonqualified Deferred Compensation" column of the Summary Compensation Table for each applicable year.

(d) The Service Cost and Prior Service Cost for each of 2020, 2021, 2022 are $0 because the First Merchants Corporation Retirement Pension Plan ("Pension Plan") benefit accruals were frozen in each year. In addition, no amendments were made to the Pension Plan for such years that generated a Prior Service Cost base under ASC 715, and therefore, there is no Pension Plan adjustment applicable to Compensation Actually Paid for those years.

(6)The peer group is comprised of the KBW Nasdaq Regional Banking Index.

(7)The Company has determined that Earnings Per Share (net profit available to common shareholders divided by average diluted common shares outstanding) is the most important financial performance measure (that is not otherwise disclosed in the Pay Versus Performance Table above) used to link compensation actually paid to the Company’s NEOs for 2022 to the Company’s performance.

DESCRIPTION OF RELATIONSHIPS AMONG PAY VERSUS PERFORMANCE MEASURES

Relationship Between Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income available to common shareholders during the three most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Earnings Per Share

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Earnings Per Share during the three most recently completed fiscal years.

Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the KBW Nasdaq Regional Banking Index over the same period.

TABULAR LIST OF MOST IMPORTANT PERFORMANCE MEASURES

The following list presents the financial performance measures that the Company considers to be the most important in linking Compensation Actually Paid to its PEOs and Non-PEO NEOs for 2022 to Company performance.

•Earnings Per Share (net profit available to common shareholders divided by average diluted common shares outstanding); and

•Efficiency Ratio (non-interest expense as a percent of adjusted net-interest income and non-interest income, both on a fully taxable equivalent basis, excluding security gains).

VOTING ITEM 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Rule 14A-21(a) under the Securities Exchange Act of 1934, the Company annually includes, in association with its Annual Meeting, a separate, non-binding resolution subject to shareholder advisory vote to approve the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in the proxy statement.

The Company’s executive compensation policies and programs are designed to link the interests of the NEOs and the other shareholders by aligning the NEOs’ pay and other financial incentives with the Company’s and their own individual long-term and short-term performance and by increasing their ownership of the Company’s stock. The material elements of these programs are discussed in the Compensation Discussion and Analysis.

At the 2022 Annual Meeting, shareholders voted 94.46% of the shares to approve the NEOs’ compensation. Only 5.53% of the shares were voted against approval, and 0.01% of the shares abstained. The Board and the Compensation and Human Resources Committee considered these results and have concluded that the shareholders support a continuation of the Company’s existing executive compensation policies and programs. The Committee did not make any significant changes in 2022 to the previous year’s policies and programs.

We are again asking our shareholders to approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed and discussed in the Compensation Discussion and Analysis, the compensation tables, and related material in Section VII of this proxy statement, entitled “Compensation of Named Executive Officers,” on pages 30-46. Shareholders are encouraged to consider this information prior to voting on the resolution. While this vote is non-binding, the Board and the Compensation and Human Resources Committee value shareholder opinion as expressed through this vote and will consider it when deciding whether to continue the existing executive compensation philosophy and programs or to make significant changes in the future.

After the upcoming vote in association with the 2023 Annual Meeting, the next following shareholder advisory vote to approve the compensation of the Company’s NEOs will occur in association with the 2024 Annual Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE FOLLOWING RESOLUTION:

RESOLVED, THAT THE SHAREHOLDERS APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS,” THE COMPENSATION TABLES AND ANY RELATED MATERIAL IN THE PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS.

VIII. COMPENSATION OF DIRECTORS

Each of the non-employee directors was paid an annual retainer of $115,000 for the director’s services in that capacity during 2022. Mr. Hardwick, as FMC’s CEO, was not separately compensated for his services as a director.

In addition to his retainer, Mr. Schalliol received $50,000 for his services as the Board Chair; however, he did not receive additional compensation for his services as Chair of the Compensation and Human Resources Committee. In addition to their retainers, Mr. Becher received $15,000 for his services as Chair of the Audit Committee, Mr. Halderman received $7,500 for his services as Chair of the Nominating and Governance Committee, and Ms. Wojtowicz received $10,000 for her services as Chair of the Risk and Credit Policy Committee. Ms. Wojtowicz, Mr. Halderman, Mr. Sondhi and Mr. Rechin each received $5,000 for their services as members of the Risk and Credit Policy Committee, due to the time demands serving on that Committee entails. Similarly, Ms. Wojtowicz and Mr. Fehring each received $5,000 for their services as members of the Audit Committee.

On February 7, 2023, the Company's Compensation and Human Resources Committee approved certain changes in non-employee director fees as follows: (1) the annual retainer for all directors was increased to $140,000; (2) the Chairperson of the Nominating and Governance Committee shall receive a payment of $5,000 (a reduction of $2,500); (3) the Chairperson of the Compensation and Human Resources Committee shall receive a payment of $5,000; and (4) the Vice Chairperson of the Board shall receive a payment of $40,000. The increase in the annual retainer was approved in order to maintain a competitive director compensation structure so the Company can retain and attract high-level directors. The changes were made effective as of January 1, 2023, and such fees will continue to be paid with the same mix of cash and restricted stock as discussed below

Mr. Rechin is party to an Amended Consulting Agreement (the “Consulting Agreement”) with the Company, which became effective January 1, 2023 and continues for one year. Mr. Rechin’s duties under the Consulting Agreement are to provide part-time consulting services, as an independent contractor, at the request of the Company’s Chief Executive Officer or President, which services may include: advice and assistance with implementing mergers and acquisitions, identifying M&A prospects, investor relations, customer relations and customer lead generation, development and relationship building, and other related and similar services. The Company will pay Mr. Rechin's club dues during the term of the Consulting Agreement and pay healthcare insurance premiums for Mr. Rechin and his spouse until they are eligible for Medicare. As a non-employee director, Mr. Rechin also received the director compensation described above during 2022.

Directors do not receive separate meeting fees, as their duties include regular attendance and active participation in Board and Committee meetings. The directors’ compensation is paid quarterly in arrears on the last business day of each calendar quarter.

EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

In 2008, the shareholders approved the Equity Compensation Plan for Non-employee Directors (“ECPND”). The ECPND was designed to strengthen the alignment between the non-employee directors’ compensation and long-term shareholder interests by requiring that at least 50% of their compensation, including annual retainers and fees for chairing or serving on Board Committees, be paid in the form of restricted shares of FMC common stock valued at fair market value (the closing price as reported by Nasdaq) on the date of payment. The restricted shares are non-transferable until the restrictions lapse, on the earliest of the following dates: (i) the third anniversary of the date the shares were issued if the director has served continuously as a director since the shares were issued; (ii) the date the director retires as a director ; (iii) the date of the director’s death or total and permanent disability (as defined in Code §22(e)(3)); or (iv) the date of a change of control, as defined in the Long-Term Equity Incentive Plan (“LTEIP”). If the director’s service as a director ends before the restrictions lapse, the director forfeits the restricted shares. The director is deemed to be the beneficial owner of the restricted shares, with the right to vote and receive all dividends and other distributions with respect to the shares, unless and until they are forfeited.

Effective as of January 1, 2015, based in part on a recommendation from Conduent Human Resource Services ("Conduent"), the Board increased the percentage of the non-employee directors’ compensation that is payable in restricted shares from 50% to 62.5%, thus reducing the percentage that is payable in cash from 50% to 37.5%. This change in the structure of the non-employee directors’ compensation further aligns their interests with long-term shareholder interests.

Also based in part on a recommendation from Conduent, effective as of January 1, 2015, the Board amended the LTEIP to eliminate a provision in that plan for an automatic annual award to non-employee directors of an option to purchase FMC common stock. Under that provision, the non-employee directors received a stock option grant each July 1 to purchase 1,500 shares of FMC common stock at the closing market price of the shares on the date of the grant. Thus the non-employee directors were awarded the stock options on July 1, 2014 but not on or after July 1, 2015. The Company had already ceased awarding stock options to any of its executive officers and other employees beginning in 2014, as recommended by Conduent, instead relying on restricted stock grants as the sole form of equity awards to employees. The 2015 elimination of stock option awards to the non-employee directors, coupled with the increased emphasis on restricted stock in the makeup of the directors’ compensation, mirrored the changes previously made in the structure of the employees’ equity compensation.

A Board-established stock ownership guideline applies to all non-employee directors, under which they are to acquire and hold shares of FMC common stock equal in value to at least three times their total annual compensation for their services as directors. Directors are expected to meet this guideline as soon as reasonably possible, and in all cases within six years after the director is first elected to the Board. All of the current directors have met this guideline or are on course to do so within this period.

The Company also has a written policy prohibiting its directors from engaging in short sales or in hedging against a possible decrease in the market value of FMC stock granted to the director under the ECPND or otherwise held, directly or indirectly, by the director. A primary purpose of the hedging prohibition is to avoid reducing the director’s incentive to seek to improve the Company’s performance. The Company also has a written policy prohibiting its directors from pledging their shares as collateral for a loan.

NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

In December 2017, the Board approved the establishment of a Non-Employee Directors' Deferred Compensation Plan (the "Plan"). The Plan permits our non-employee directors, commencing January 1, 2018, to defer all or part of the compensation that is payable to them in cash for their services as board members. The Plan also provides that (a) the Company will match all participant deferrals by making a contribution equal to 10% of the amounts being deferred, and (b) the value in each participant's deferred compensation account will be adjusted quarterly for earnings, and gains or losses, in each case, based upon a hypothetical investment in the Company's common stock of the deferred compensation, the Company match, and the previous adjustments to the account's value. Notwithstanding the foregoing, none of the deferrals, matches or valuation changes will be in the form of cash. Instead, such amounts will be reflected as credits or debits to the deferred compensation account maintained on behalf of each participant. Participants are able to defer payments to their accounts until retirement, at which time the participant may elect to receive all amounts in their account as a lump sum or in installments.

The Plan was recommended and designed by the Company's compensation consultant at the time. There are currently four of the Company's directors who are participants in the Plan.

The following table contains information concerning the compensation paid to the non-employee directors for their services as directors in 2022.

DIRECTOR COMPENSATION FOR 2022 FISCAL YEAR

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total
Michael R. Becher	$48,780	$81,220	$7,673	$137,673
Susan W. Brooks	43,205	71,795	2,977	117,977
Mung Chiang(4)	0	0	0	0
Patrick J. Fehring	33,340	55,420	477	89,237
Michael J. Fisher	43,205	71,795	6,695	121,695
F. Howard Halderman(5)	55,386	79,614	7,355	142,355
William L. Hoy(5)	50,205	71,795	6,695	128,695
Kevin D, Johnson	21,587	35,913	148	57,648
Clark C. Kellogg (5)	50,651	73,349	6,463	130,463
Gary J. Lehman(5)	58,205	71,795	6,695	136,695
Michael C. Rechin(6)	45,077	74,923	3,079	123,079
Charles E. Schalliol	61,959	103,041	9,951	174,951
Jason R. Sondhi	22,533	37,467	155	60,155
Jean L. Wojtowicz	50,651	84,348	7,804	142,803
(1)    The grant date fair value of the 2022 quarterly restricted stock awards to the directors was as follows:

March 31, 2022	$41.60/share
June 30, 2022	$35.62/share
September 30, 2022	$38.68/share
December 31, 2022	$41.11/share
A discussion of the assumptions used in calculating these values is contained in Note 17 to the 2022 audited financial statements, on pages 101 and 102 of FMC’s Annual Report on Form 10-K for the year ended December 31, 2022.

(2) The aggregate number of stock awards that had not vested under the ECPND at the end of the 2022 fiscal year for each non-employee director was as follows:

Mr. Becher	6,360
Ms. Brooks	3,073
Dr. Chiang	0
Mr. Fehring	988
Mr. Fisher	5,563
Mr. Halderman	6,141
Mr. Hoy	5,563
Mr. Johnson	464
Mr. Kellogg	5,583
Mr. Lehman	5,563
Mr. Rechin	19,355*
Mr. Schalliol	8,214
Mr. Sondhi	484
Ms. Wojtowicz	6,495

*3,184 of these awards were granted to Mr. Rechin in consideration of his serving as a director in 2022.

(3)    The dollar amounts shown under “All Other Compensation” represent the dividends paid during 2022 on the stock awards to the non-employee directors under the Equity Compensation Plan for Non-employee Directors.

(4)    Dr. Chiang was appointed to the Board in February 2023.

(5)    In addition to their compensation for serving as FMC directors, Mr. Halderman received $7,500, Mr. Hoy received $7,000, Mr. Kellogg received $6,500, and Mr. Lehman received $15,000 from FMB for serving as a regional Bank director in 2022. These amounts are included in their total compensation.

(6)    Mr. Rechin also receives benefits payable under the Company's 2006 Deferred Compensation Supplemental Executive Retirement Plan ("SERP") in consideration of his tenure as the former CEO of the Company. These benefits are not included in his total compensation for his board services.

As noted above, no option awards were made to the non-employee directors during 2022. However, in 2014 and preceding years, options to purchase FMC common stock at the closing market price of the shares on the date of the award were automatically made under the LTEIP to non-employee directors each year on July 1. These option awards expire ten years after the date of the award, unless they have been exercised prior to the expiration date.

The aggregate number of option awards outstanding under the LTEIP for each non-employee director at the end of the 2022 fiscal year was as follows:

Mr. Becher	3,000
Ms. Brooks	0
Dr. Chiang	0
Mr. Fehring	28,698
Mr. Fisher	0
Mr. Halderman	0
Mr. Hoy	0
Mr. Johnson	0
Mr. Kellogg	0
Mr. Lehman	3,000
Mr. Rechin	0
Mr. Schalliol	3,000
Mr. Sondhi	0
Ms. Wojtowicz	3,000

IX. TRANSACTIONS WITH RELATED PERSONS

Certain directors and executive officers of FMC and their associates are customers of and have had transactions with FMC’s wholly owned subsidiary, First Merchants Bank, from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.

In accordance with FMC’s Code of Business Conduct, all transactions in which the Company is or is to be a participant and the amount involved exceeds $120,000, and in which a director or executive officer of the Company, or any member of his or her immediate family, had or will have a direct or indirect material interest, will be reviewed for potential conflict of interest. Any transaction that is a "related-party transaction" must be approved by the Audit Committee.

X. DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s stock with the SEC. Based on its records and the written representations of its directors and executive officers, FMC believes that during 2022 these persons complied with all Section 16(a) filing requirements, except for the following:

Director/Executive Officer	Filing/Date	Transaction*
Patrick J. Fehring	Form 4/May 23, 2022	Sale of Company shares not reported
Jason R. Sondhi	Form 3/July 8, 2022	New director
Kevin D. Johnson	Form 3/July 13, 2022	New director
Michael C. Rechin	Form 4/August 16, 2022	Sale of Company RSAs for tax payment
Mark K. Hardwick	Form 4/August 16, 2022	Sale of Company RSAs for tax payment
Michael J. Stewart	Form 4/August 16, 2022	Sale of Company RSAs for tax payment
Michele M. Kawiecki	Form 4/August 16, 2022	Sale of Company RSAs for tax payment
John J. Martin	Form 4/August 16, 2022	Sale of Company RSAs for tax payment
Steven C. Harris	Form 4/August 16, 2022	Sale of Company RSAs for tax payment
Stephan H. Fluhler	Form 4/August 16, 2022	Sale of Company RSAs for tax payment
Stephan H. Fluhler	Form 4/December 16, 2022	Deferred Compensation Plan purchase of Company shares
Mark K. Hardwick	Form 4/December 16, 2022	Deferred Compensation Plan purchase of Company shares
*Filed after due date.

XI. INDEPENDENT AUDITOR

FEES FOR PROFESSIONAL SERVICES RENDERED BY FORVIS, LLP

The following table shows the aggregate fees and expenses billed by FORVIS, LLP for audit and other services rendered to FMC for 2021 and 2022.

	2021	2022
Audit Fees	$651,210	$692,700
Audit-Related Fees	45,900	53,120
Tax Fees	5,566	—
All Other Fees	52,580	50,000
Total Fees	$755,256	$795,820

The “Audit Fees” were for professional services rendered for the audits of FMC’s consolidated financial statements and internal control over financial reporting, reviews of condensed consolidated financial statements included in the Company’s Forms 10-Q, and agreed-upon procedures on the Company’s electronic submission of audited financial information to the U. S. Department of Housing and Urban Development (HUD) and selected compliance testing on the Company’s major HUD-assisted programs.

The “Audit-Related Fees” were for professional services rendered for audits of and services performed in connection with the Company’s employee benefit plans.

The “Tax Fees” were for professional services rendered for preparation of tax returns for the Company and employee benefit plans, and for consultation on various tax matters.

The "All Other Fees" were attributable to services performed by FORVIS LLP related to the Level One Bank acquisition.

All of the services related to the “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” for 2021 and 2022 were pre-approved by the Audit Committee in accordance with the Committee’s pre-approval policy described below.

The Audit Committee has considered whether the provision by FORVIS, LLP of all services is compatible with maintaining FORVIS, LLP’s independence and believes that it is compatible.

THE AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a pre-approval policy, under which the Committee is required to pre-approve all audit and non-audit services performed by FMC’s independent auditor, in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Under this policy, pre-approval is provided for 12 months from the date of pre-approval unless the Committee specifically provides for a different period. The policy is detailed as to the particular services or category of services and fee levels that are pre-approved. Unless a service or type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Committee must also approve any proposed services exceeding the pre-approved fee levels. The independent auditor is required to provide detailed back-up documentation with respect to each proposed pre-approved service at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority has been delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

VOTING ITEM 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR 2023

The Board, subject to ratification by the shareholders, has appointed FORVIS, LLP as FMC’s independent auditor for 2023. If the shareholders do not ratify the appointment of FORVIS, the Audit Committee and the Board will reconsider this appointment. Representatives of the firm are expected to be present at the annual shareholders’ meeting. They will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM FORVIS, LLP AS FMC’S INDEPENDENT AUDITOR FOR 2023.

XII. SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2024 Annual Meeting of the shareholders must be received by the Secretary of the Company at its principal office by November 30, 2023, for inclusion in FMC’s 2024 proxy statement and form of proxy relating to that meeting. If notice of any other shareholder proposal intended to be presented at the 2024 Annual Meeting is not received by the Company on or before February 13, 2024, the proxy solicited by the Board for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion.

The process by which a shareholder may suggest a candidate for consideration by the Nominating and Governance Committee as a director-nominee is set forth in Article IV, Section 9, of FMC’s Bylaws. See the description of the process on page 22 under “Nominating and Governance Committee - Policy and Process for Considering Director Candidates Recommended by Shareholders.”

In addition to the foregoing requirements, in order to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees for election at the 2024 Annual Meeting of Shareholders, other than the Company's nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than March 11, 2024.

Any proposals, notices, or director nominee suggestions should be sent to the attention of the Secretary of the Company at 200 East Jackson Street, Muncie, Indiana 47305.

XIII. OTHER MATTERS

Shareholders who, according to FMC’s records, share an address may receive only one Notice Regarding the Availability of Proxy Materials on the Internet, one annual report to shareholders or one set of proxy materials, unless the shareholders have provided contrary instructions. Any shareholder who received only one Notice Regarding the Availability of Proxy Materials, one annual report to shareholders or one set of proxy materials, and who wishes to receive a separate Notice, a separate annual report to shareholders or a separate set of proxy materials, may write or call the Company’s Shareholder Services Department at First Merchants Corporation, P. O. Box 792, Muncie IN 47308-0792; (800) 262-4261, extension 21522. In addition, shareholders who share an address and who have received multiple Notices Regarding the Availability of Proxy Materials, multiple copies of the annual report to shareholders or multiple copies of proxy materials may write or call the Company’s Shareholder Services Department at First Merchants Corporation, at the same address and telephone number noted above, to request delivery of a single Notice or a single copy of these materials in the future.

FMC will bear the cost of soliciting proxies. FMC employees may solicit proxies personally or by mail, telephone or other electronic means, however, no solicitation will be made by specially engaged employees or paid solicitors.

The Board and management are not aware of any matters to be presented at the Annual Meeting of the shareholders other than: (1) the election of directors, (2) the advisory, non-binding resolution to approve the compensation of FMC’s named executive officers, and (3) ratification of the appointment of the independent auditor. The Secretary of the Company did not receive notice of any shareholder proposals intending to be included in this proxy statement and did not otherwise receive notice of any other shareholder proposals on or before February 12, 2023 (the date after which such other shareholder proposals would be considered untimely). If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the holders of the proxies are authorized to vote thereon at their discretion.

                By Order of the Board of Directors

     Brian T. Hunt
     Secretary

Muncie, Indiana
March 29, 2023

First Merchants Corporation

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 9, 2023 for shares held directly and by 11:59 P.M. Eastern Time on May 7, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FRME2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 9, 2023 for shares held directly and by 11:59 P.M. Eastern Time on May 7, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95250-P85793 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST MERCHANTS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Susan W. Brooks	05) Kevin D. Johnson
02) Dr. Mung Chiang	06) Gary J. Lehman
03) Patrick J. Fehring	07) Jason R. Sondhi
04) Michael J. Fisher	08) Jean L. Wojtowicz

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. Proposal to approve, on an advisory basis, the compensation of First Merchants Corporation's named executive officers.	☐	☐	☐
3. Proposal to ratify the appointment of the firm FORVIS, LLP as the independent auditor for 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com

D95251-P85793

FIRST MERCHANTS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 10, 2023

The shareholder(s) hereby appoint(s) Michael R. Becher, as proxy with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of First Merchants Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 p.m., Eastern Daylight Time, on May 10, 2023, virtually at www.virtualshareholdemeeting.com/FRME2023, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

Your **Vote** Counts!

FIRST MERCHANTS CORPORATION

2023 Annual Meeting
Vote by May 9, 2023 11:59 PM EDT. For shares held in a Plan, vote by May 7, 2023 11:59 PM EDT.

First Merchants Corporation

200 EAST JACKSON STREET
MUNCIE, IN 47305-2814

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You invested in FIRST MERCHANTS CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 10, 2023.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report and Shareholder Letter online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 26, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 10, 2023
4:00 PM EDT

Virtually at:
www.virtualshareholdermeeting.com/FRME2023

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Susan W. Brooks 02) Dr. Mung Chiang 03) Patrick J. Fehring 04) Michael J. Fisher 05) Kevin D. Johnson 06) Gary J. Lehman 07) Jason R. Sondhi 08) Jean L. Wojtowicz	For
2. Proposal to approve, on an advisory basis, the compensation of First Merchants Corporation's named executive officers.	For
3. Proposal to ratify the appointment of the firm FORVIS, LLP as the independent auditor for 2023.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

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